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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BANKUNITED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

14817 Oak Lane
Miami Lakes, FL 33016

April 11, 2014

Dear Stockholder:

        We cordially invite you to attend BankUnited, Inc.'s 2014 Annual Meeting of Stockholders. The meeting will be held on May 14, 2014, at 10:00 a.m., Eastern Time, at the Orion Jet Center, 15000 NW 44th Avenue, Opa Locka, FL 33054.

        Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        Your vote is important. At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached Proxy Statement.

        Thank you for your support of BankUnited, Inc.

Sincerely,
John A. Kanas Chairman, President and Chief Executive Officer

14817 Oak Lane
Miami Lakes, FL 33016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., Eastern Time, on May 14, 2014
Place	The Orion Jet Center 15000 NW 44th Avenue Opa Locka, FL 33054
Items of Business

Proposal No. 1:    To elect nine directors identified in the attached Proxy Statement to the Board of Directors to serve until the next annual meeting of stockholders or until that person's successor is duly elected and qualified.

Proposal No. 2: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2014.
Proposal No. 3: To approve the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan.
To transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
Record Date	You are entitled to vote at the Annual Meeting and at any adjournments or postponements thereof if you were a stockholder of record at the close of business on March 17, 2014.
Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the attached Proxy Statement and submit your proxy or voting instructions as soon as possible. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting, if available. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 14, 2014. BankUnited, Inc.'s Proxy Statement and 2013 Annual Report on Form 10-K are available at: http://ir.bankunited.com.

By Order of the Board of Directors,

April 11, 2014
Miami, Florida	Susan W. Greenfield Corporate Secretary

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING		1
Q:	Why am I receiving these materials?	1
Q:	How do I get electronic access to the proxy materials?	1
Q:	What proposals will be voted on at the Annual Meeting?	1
Q:	What is the Board of Directors' voting recommendation?	2
Q:	Who is entitled to vote?	2
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
Q:	How can I vote my shares in person at the Annual Meeting?	2
Q:	What must I do if I want to attend the Annual Meeting in person?	3
Q:	How can I vote my shares without attending the Annual Meeting?	3
Q:	What is the quorum requirement for the Annual Meeting?	3
Q:	What happens if I do not give specific voting instructions?	3
Q:	Which proposals are considered "routine" or "non-routine"?	4
Q:	What is the voting requirement to approve each of the proposals?	4
Q:	What does it mean if I receive more than one proxy or voting instruction card?	5
Q:	Who will count the vote?	5
Q:	Can I revoke my proxy or change my vote?	5
Q:	Who will bear the cost of soliciting votes for the Annual Meeting?	5
Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	5
Q:	Is my vote confidential?	6
Q:	How can I obtain a copy of BankUnited, Inc.'s Annual Report on Form 10-K?	6
Q:	Where can I find the voting results of the Annual Meeting?	6
PROPOSALS TO BE VOTED ON BY BANKUNITED, INC. STOCKHOLDERS		7
PROPOSAL NO. 1 ELECTION OF DIRECTORS		7
Directors Elected Annually		7
Board Nominations		7
Information Regarding the Nominees for Election to the Board of Directors		7
BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE		12
Role of Board of Directors		12
Director Independence		12
Board of Directors Meetings and Attendance		13
Board Leadership Structure		13
Committees of the Board of Directors		14
Risk Management and Oversight		16
Corporate Governance Guidelines, Code of Conduct and Code of Ethics		16
Director Compensation		17
Director Nominating Process and Diversity		18
Communications with the Board of Directors		20
Executive Sessions		20
Outside Advisors		20
Attendance at Annual Meeting		20
Compensation Committee Interlocks and Insider Participation		20
Section 16(a) Beneficial Ownership Reporting Compliance		21
Executive Officers		21
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		23
Proposal		23
Report of the Audit and Risk Committee		23

i

ii

14817 Oak Lane
Miami Lakes, FL 33016

PROXY STATEMENT

        The Board of Directors (the "Board of Directors" or "Board") of BankUnited, Inc. (the "Company," "we," "us" or "our") is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders to be held on Wednesday, May 14, 2014, at 10:00 a.m., Eastern Time, and at any adjournment or postponement of that meeting (the "Annual Meeting"). The Annual Meeting will be held at the Orion Jet Center, 15000 NW 44th Avenue, Opa Locka, FL 33054. This Proxy Statement and the accompanying proxy card, the Notice of Annual Meeting of Stockholders and the 2013 Annual Report to Stockholders (the "Annual Report") were first mailed on or about April 11, 2014, to stockholders of record as of March 17, 2014 (the "Record Date").

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:
Why am I receiving these materials?

A:
We are providing these proxy materials to you in connection with the solicitation, by the Board of Directors of BankUnited, Inc., of proxies to be voted at the Company's Annual Meeting. You are receiving this Proxy Statement because you were a BankUnited, Inc. stockholder as of the close of business on the Record Date. This Proxy Statement provides notice of the Annual Meeting, describes the three proposals presented for stockholder action and includes information required to be disclosed to stockholders.

Q:
How do I get electronic access to the proxy materials?

  This Proxy Statement and the Company's Annual Report to Stockholders are available on our website at http://ir.bankunited.com. If you are a stockholder of record, you may elect to receive future annual reports or proxy statements electronically by registering your email address at www.proxyvote.com. If you hold your shares in street name, you should contact your broker, bank or other nominee for information regarding electronic delivery of proxy materials.

  An election to receive proxy materials electronically will remain in effect for all future annual meetings unless revoked. Stockholders requesting electronic delivery may incur costs, such as telephone and internet access charges, that must be borne by the stockholder.

Q:
What proposals will be voted on at the Annual Meeting?

A:
There are three proposals scheduled to be voted on at the Annual Meeting:

•
To elect nine directors identified in this Proxy Statement to the Board of Directors to serve until the next annual meeting of stockholders or until that person's successor is duly elected and qualified;

•
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2014; and

•
To approve the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan.

Q:
What is the Board of Directors' voting recommendation?

A:
The Company's Board of Directors recommends that you vote your shares:

•
"FOR" each of the nominees to the Board of Directors;

•
"FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014; and

•
"FOR" the approval of the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan.

Q:
Who is entitled to vote?

A:
All shares owned by you as of the close of business on March 17, 2014 (the "Record Date"), may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are:

•
held directly in your name as the stockholder of record; and

•
held for you as the beneficial owner through a broker, bank or other nominee.

  On the Record Date, BankUnited, Inc. had approximately 101,665,512 shares of common stock issued and outstanding.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

  Stockholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers of BankUnited, Inc. or to vote in person at the Annual Meeting. The Company has enclosed or sent a proxy card for you to use. You may also vote on the internet or by telephone, as described below under the heading "How can I vote my shares without attending the Annual Meeting?"

  Beneficial Owner.    If your shares are held in an account by a broker, bank or other nominee, like many of our stockholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

  Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that is the stockholder of record of your shares giving you the right to vote the shares at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone, as described below under the heading "How can I vote my shares without attending the Annual Meeting?"

Q:
How can I vote my shares in person at the Annual Meeting?

A:
Stockholder of Record.    Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote your shares in person at the Annual

  Meeting, please bring proof of identification. Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

  Beneficial Owner.    Shares held in street name may be voted in person by you only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.

Q:
What must I do if I want to attend the Annual Meeting in person?

A:
Attendance at the Annual Meeting is limited to individuals who were stockholders as of the Record Date, and admission will be on a first-come, first-served basis. Registration and seating will begin at 9:30 a.m. Eastern Time. Each stockholder will be asked to present proof of identification, such as a driver's license or passport, prior to admission to the Annual Meeting. Beneficial owners of shares held in street name will need to bring proof of share ownership as of the Record Date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold your shares directly as the stockholder of record or beneficially own your shares in street name, you may direct your vote without attending the Annual Meeting by voting in one of the following manners:

•
Internet.  Go to the website listed on your proxy card or voting instruction card and follow the instructions there. You will need the control number included on your proxy card or voting instruction form;

•
Telephone.  Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form; or

•
Mail.  Complete and sign your proxy card or voting instruction card and mail it using the enclosed, prepaid envelope.

  If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for stockholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 13, 2014.

Q:
What is the quorum requirement for the Annual Meeting?

A:
A quorum is necessary to hold a valid Annual Meeting. A quorum exists if the holders of a majority of the Company's capital stock issued and outstanding and entitled to vote thereat are present in person or represented by proxy. Abstentions and broker non-votes are counted as present for determining whether a quorum exists. A broker non-vote occurs when an intermediary holding shares for a beneficial owner does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

Q:
What happens if I do not give specific voting instructions?

A:
Stockholder of Record.    If you are a stockholder of record and you submit a signed proxy card or submit your proxy by telephone or the internet but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement. With respect to any other matters properly presented for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

  Beneficial Owners.    If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (the "NYSE"), the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters such as the election of directors. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered entitled to vote, they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

Q:
Which proposals are considered "routine" or "non-routine"?

A:
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014 (Proposal No. 2) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

  The election of directors (Proposal No. 1) and the vote to approve the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan (Proposal No. 3) are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1 and 3.

Q:
What is the voting requirement to approve each of the proposals?

A:
Nine directors have been nominated for election at the Annual Meeting. Each director will be elected by a plurality of the votes cast in the election of directors at the Annual Meeting, either in person or represented by properly authorized proxy. This means that the nine nominees who receive the largest number of "FOR" votes cast will be elected as directors. Stockholders cannot cumulate votes in the election of directors. Abstentions and broker non-votes will have no effect on this proposal.

  The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. A properly executed proxy marked "abstain" with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast "for" the ratification of the appointment of our independent registered public accounting firm, they will have the same effect as negative votes or votes against that matter.

  The approval of the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. A properly executed proxy marked "abstain" with respect to the approval of the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast "for" the approval of the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan, they will have the same effect as negative votes or votes against that matter. Broker non-votes will have no effect on this proposal.

Q:
What does it mean if I receive more than one proxy or voting instruction card?

A:
It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:
Who will count the vote?

A:
A representative of Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate the votes and act as the inspector of election.

Q:
Can I revoke my proxy or change my vote?

A:
Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual Meeting by:

•
providing written notice to the corporate secretary of the Company;

•
delivering a valid, later-dated proxy or a later-dated vote on the internet or by telephone; or

•
attending the Annual Meeting and voting in person.

  Please note that your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request. Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, the Company may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of BankUnited, Inc.'s common stock for their expenses in forwarding solicitation material to such beneficial owners. We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies at an anticipated approximate cost of $10,000 plus reasonable out-of-pocket expenses.

Q:
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:
The Company has adopted a procedure called "householding," which the Securities and Exchange Commission (the "SEC") has approved. Under this procedure, we deliver a single copy of this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces the Company's printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of this Proxy Statement and the Annual Report will be promptly delivered to any stockholder at a shared address to which the Company delivered a single copy of any of these documents. To receive a separate copy of this Proxy Statement or the Annual Report, or to receive a separate copy of our proxy materials in the future, stockholders may write or call the Company at the following address and telephone number:

BankUnited, Inc.
Attn: Investor Relations
14817 Oak Lane
Miami Lakes, FL 33016
(305) 231-6400

  Stockholders who hold shares in street name (as described above) may contact their broker, bank or other nominee to request information about householding. Stockholders sharing an address can request delivery of a single copy of our proxy materials if they are currently receiving multiple copies by following the same procedures outlined above.

Q:
Is my vote confidential?

A:
Yes. The Company encourages stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. The Company has designated Broadridge to receive and tabulate stockholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to the Company or any of its officers or employees except where (i) disclosure is required by applicable law, (ii) disclosure of your vote is expressly requested by you or (iii) the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced at the Annual Meeting.

Q:
How can I obtain a copy of BankUnited, Inc.'s Annual Report on Form 10-K?

A:
Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC, are available to stockholders free of charge on BankUnited, Inc.'s website at http://ir.bankunited.com or by writing to BankUnited, Inc., Investor Relations, 14817 Oak Lane, Miami Lakes, FL 33016. The Company's 2013 Annual Report on Form 10-K accompanies this Proxy Statement.

Q:
Where can I find the voting results of the Annual Meeting?

A:
BankUnited, Inc. will announce preliminary voting results at the Annual Meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting.

PROPOSALS TO BE VOTED ON BY BANKUNITED, INC. STOCKHOLDERS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors Elected Annually

        Our Board of Directors is currently comprised of eleven members. The size of the Board of Directors may be fixed from time to time exclusively by our Board of Directors as provided in our Certificate of Incorporation. BankUnited, Inc.'s directors are elected each year by the stockholders at the Company's annual meeting. We do not have a staggered or classified board. Nine directors will be elected at this year's Annual Meeting. Except for Tere Blanca, Rajinder P. Singh and A. Robert Towbin who were elected to the Board since the last annual meeting of stockholders and Douglas J. Pauls and Dr. Sanjiv Sobti who are new nominees, all of the nominees were elected to the Board of Directors at the last annual meeting. The Nominating and Corporate Governance Committee considered multiple candidates for nomination to the Board. Mr. Pauls was recommended for nomination by John A. Kanas and Dr. Sobti was recommended by Mr. Singh. Chinh E. Chu, Wilbur L. Ross, Jr., P. Olivier Sarkozy and Lance N. West are not standing for reelection. Each director's term will last until the 2015 annual meeting of stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal.

        Directors of BankUnited, Inc. have historically also served as directors of its wholly-owned subsidiary BankUnited, N.A. (the "Bank"). To the extent Mr. Pauls, Dr. Sobti and Mr. Towbin are elected to serve on the Bank's board of directors, their service on the Bank's board will be subject to prior receipt of any applicable regulatory consents or non-objection.

Board Nominations

        Two of our directors are nominated pursuant to a director nomination agreement, as amended and restated on February 29, 2012 (the "Director Nomination Agreement"), by and among the Company, John A. Kanas and certain other entities. The Director Nomination Agreement provides that, so long as Mr. Kanas is our Chief Executive Officer ("CEO"), Mr. Kanas may designate two individuals (one of whom will be Mr. Kanas) to be nominated for election to our Board of Directors and, subject to limited exceptions, we will recommend to our stockholders the election of those individuals. Pursuant to the Director Nomination Agreement and Mr. Kanas' designation, we recommend that our stockholders elect Mr. Kanas and Mr. Singh as directors at the Annual Meeting.

        Board candidates are selected based on various criteria including their character and reputation, relevant business experience and acumen and relevant educational background. The Nominating and Corporate Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for Board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company's annual meetings of stockholders.

Information Regarding the Nominees for Election to the Board of Directors

  Qualifications

        In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into consideration the Company's Corporate Governance Guidelines and all other factors deemed appropriate by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee's determination is made based primarily on the following criteria: (i) a candidate's special skills, expertise and background that would enhance or complement the mix of the existing directors, (ii) a candidate's reputation and prominence in his or her business, professional activities or community, including a well-known reputation for addressing important issues that the Company may face, (iii) a candidate's commitment to high ethical business standards and integrity and (iv) a candidate's time commitment and willingness to fully participate in the Board's affairs and perform his or her duties to the highest standards. For more information about the nominating process, see "Board of Directors, Executive Officers and Corporate Governance—Director Nominating Process and Diversity."

  Biographical Information

        Set forth below is biographical information concerning each nominee who is standing for election at the Annual Meeting. Following the biographical information for each nominee is a description of such nominee's specific experience, qualifications, attributes and skills that the Nominating and Corporate Governance Committee and the Board of Directors considered in determining whether to recommend the nominee for election to the Board of Directors. In addition to the information presented below, the Company believes that a board comprised of its nominees constitutes a board with a reputation for integrity, strong business acumen and the exercise of sound judgment; a board that is strong in its collective knowledge and leadership abilities; and a board that has a diversity of viewpoints and backgrounds. The ages of the nominees are as of the date of the Annual Meeting, May 14, 2014.

        John A. Kanas, 67, has served on our Board and as our Chairman, President and CEO since our inception in May 2009. Mr. Kanas served as the Chairman of our Executive Committee up until the time the Committee was eliminated in February 2012 as part of the Company's conversion to a bank holding company. Prior to joining BankUnited, Inc., Mr. Kanas was President and CEO of North Fork Bancorporation, Inc. from 1977 until its acquisition by Capital One Financial Corporation in December 2006. He also served as Chairman of North Fork from 1986 to 2006. In December 2006, he became President of Capital One's banking segment, which included North Fork, the former Hibernia Bank in Louisiana and Texas and Capital One Direct Bank in Richmond, Virginia. Mr. Kanas retired from that position in August 2007. Between August 2007 and May 2009, Mr. Kanas was an independent consultant. Mr. Kanas holds a B.A. from Long Island University. He is a past president of the New York State Bankers Association. Mr. Kanas was also a member of the NYSE Listed Company Advisory Committee and is currently a member of the board of trustees of Weill Cornell Medical College. In 2005, Mr. Kanas was recognized by "Institutional Investor" as the best regional bank CEO in America. In 2007, Mr. Kanas received the Woodrow Wilson Award for Corporate Citizenship and was also conferred an Honorary Doctorate of Humane Letters from Dowling College. In 2012, Mr. Kanas was conferred an Honorary Doctorate of Sciences from Gordon College. Mr. Kanas' qualifications to serve on our Board include his 36-year career at North Fork, his extensive experience in the banking industry and his long-standing relationships within the business, political and charitable communities.

        Rajinder P. Singh, 43, has served on our Board since July 2013 and is currently our Chief Operating Officer, and one of the founding organizers of our Company. Mr. Singh has been our Chief Operating Officer since October 2010, and prior to that, he served as our Head of Mortgage Banking and Corporate Development since May 2009. Mr. Singh also served as Corporate Secretary of the Company from May 2009 to June 2013. From April 2008 to May 2009, Mr. Singh led the financial services practice of WL Ross & Co., a private equity firm and one of the original investors in the Company. From December 2006 through April 2008, Mr. Singh served as Executive Vice President for Capital One's banking segment which includes retail, small business and commercial banking businesses in New York, New Jersey, Connecticut, Louisiana and Texas and a national direct deposit gathering franchise. Mr. Singh was a member of Capital One's Bank Leadership Team and chaired the Deposit Pricing Committee. He also served on Capital One's ALCO and brand board. Previously, Mr. Singh served as Head of Corporate Development and Strategy for North Fork from February 2005 to December 2006. During his tenure, North Fork was acquired by Capital One for $13.2 billion. Prior to joining North Fork in February 2005, Mr. Singh spent nine years at FleetBoston Financial Corporation and last served as Managing Director of Corporate Development and Strategy. Mr. Singh earned his M.B.A. from Carnegie Mellon University in Pittsburgh and his B.S. in chemical engineering from the Indian

Institute of Technology in New Delhi. Mr. Singh's qualifications to serve on our Board include his banking experience and his understanding of regulatory and corporate governance matters.

        Tere Blanca, 53, has served on our Board since September 2013. Ms. Blanca is the founder, President and Chief Executive Officer of Blanca Commercial Real Estate, Inc., a leading Miami-based commercial property real estate advisory services and brokerage firm. Ms. Blanca has more than 25 years of experience in the South Florida real estate sector. Prior to launching Blanca Commercial Real Estate in March 2009, she served as senior managing director for Cushman & Wakefield of Florida, Inc., where she led the firm's South Florida operations. Ms. Blanca is a past chair of The Beacon Council, chair of the board of directors of City Year Miami, a member of the University of Miami's President's Council, School of Business Real Estate Advisory Board, and Alumni Association Board, a member of Strategic Forum and the World Presidents' Organization Miami-Ft. Lauderdale Chapter, and an associate member of the Young Presidents' Organization. She also is a member of Commercial Real Estate Women, a member of the National Association of Industrial and Office Properties South Florida Chapter and a trustee member of the Greater Miami Chamber of Commerce. Ms. Blanca has earned several honors, including being named among the 2013 "Top 25 Women in Real Estate" by Commercial Property Executive, 2013 "Women of Influence: Legends" and 2010 "Women of Influence" by Real Estate Forum, 2010 "Top Dealmakers of the Year" by the Daily Business Review, 2009 "Most Influential Business Women" by the South Florida Business Journal, 2008 Camacol's "Successful Hispanic Women of the Year" and 2007 "Ultimate CEOs" by the South Florida Business Journal. Ms. Blanca earned a B.B.A. with a concentration in international marketing and finance and a M.B.A. from the University of Miami. Ms. Blanca's qualifications to serve on our Board include her leadership and management experience as well as her relationships in the business community.

        Sue M. Cobb, Ambassador of the United States, ret., 76, has served on our Board since January 2010. Since February 2007, Ambassador Cobb has been engaged in private sector business activities with Cobb Partners, Inc., a privately held Florida-based investment firm. From September 2001 to February 2005, she served as the United States Ambassador to Jamaica. Ambassador Cobb was Secretary of State of Florida from December 2005 to January 2007. From 2002 to 2008, Ambassador Cobb was engaged at the U.S. Department of State's Leadership and Management School as co-chair of periodic mandatory seminars for newly designated U.S. ambassadors. Ambassador Cobb served seven years on the board, and three as chair of the board of the Federal Reserve Bank, Miami Branch. She was the founding partner of the Public Finance Department of the Greenberg Traurig law firm where she practiced as a public finance attorney. She currently sits on the board of directors of the Durango Mountain Resort and Kirkwood Associates Inc., both private resort development companies. Ambassador Cobb is President Emeritus of the American Friends of Jamaica, a New York-based charitable institution, and President of Miami-based Cobb Family Foundation. She is Trustee of the Center for Strategic and International Studies, an active member of The Council of American Ambassadors and an active member of the Council on Foreign Relations. Ambassador Cobb has also been an officer and director of many civic and charitable organizations and has received numerous awards including national honors from the nations of Jamaica and Iceland. Previously, she has been the University of Miami Alumnus of the year, the Red Cross Humanitarian of the Year and the Silver Medallion Awardee from the National Conference of Christians and Jews for contributions to civic causes and humanity. Ambassador Cobb received a B.A. from Stanford University and a J.D. from the University of Miami School of Law. Ambassador Cobb's qualifications to serve on our Board include her broad and diverse background in leadership and management, including experience with public companies such as the Audit Committee Chair (1999 - 2000) of the LNR Property Corporation, a then public real estate investment, finance and management company.

        Eugene F. DeMark, 66, has served on our Board since September 2010. From June 1969 until his retirement in October 2009, Mr. DeMark worked for KPMG LLP, a global professional services firm. Mr. DeMark served as the Advisory Northeast Area Managing Partner at KPMG LLP from October 2005 until his retirement. Since his retirement, Mr. DeMark has been an independent consultant. From

January 2010 until he joined our Board in September 2010, Mr. DeMark advised our Audit and Compensation Committees. In January 2012, Mr. DeMark joined the board of directors and audit committee of 1-800-FLOWERS.COM, Inc. a national floral and thoughtful gifting company. In December 2013 Mr. DeMark became chairman of its audit committee. Between 1988 and 2001, Mr. DeMark had been the Northeast Area Managing Partner of the Information, Communications and Entertainment Practice and the Managing Partner of KPMG's Long Island Office. During his career at KPMG, Mr. DeMark had responsibilities to lead a number of specialized practices in Banking, High Technology, Media and Entertainment and Aerospace and Defense. He joined KPMG in 1969 and was elected to its partnership in 1979. On special assignments, he worked on the research staff of the Commission on Auditor's Responsibilities, the predecessor to the Treadway Commission, formed to assess increases in fraudulent financial reporting. Mr. DeMark also developed the firm's first study guide on SEC reporting. Mr. DeMark holds a B.B.A. degree from Hofstra University, is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants (AICPA) and the New York State Society of Certified Public Accountants. Mr. DeMark has served as Chairman of the Long Island Chapter of the National Multiple Sclerosis Society, President of the Nassau County council of the Boy Scouts of America and Northeast Regional board member of the National organization, President of the Nassau Chapter of the National Association of Accountants, Treasurer of the New Long Island Partnership and Chairman of the Economic Development Task Force—Project Long Island. Mr. DeMark also was active in the United Way on Long Island and in New York, served on its board of directors and chaired the nominating committee. Mr. DeMark's qualifications to serve on our Board include his 40 years of financial experience at KPMG LLP, including 35 years in various positions in the firm's audit practice.

        Michael J. Dowling, 64, has served on our Board since May 2013. Mr. Dowling is the President and Chief Executive Officer of the North Shore-LIJ Health System, the largest integrated healthcare system in New York State and the nation's third-largest, non-profit secular health system with more than 6,000 beds and a total workforce of more than 46,000 employees. Prior to becoming President and CEO in 2002, Mr. Dowling was the health system's Executive Vice President and Chief Operating Officer. Before joining North Shore-LIJ in 1995, he was a senior vice president at Empire Blue Cross/Blue Shield. Mr. Dowling served in New York State government for 12 years, including seven years as State Director of Health, Education and Human Services and Deputy Secretary to the Governor. He was also Commissioner of the New York State Department of Social Services. Before his public service career, Mr. Dowling was a professor of Social Policy and Assistant Dean at the Fordham University Graduate School of Social Services and Director of the Fordham Campus in Westchester County. Mr. Dowling is a member of the Institute of Medicine of the National Academies and Chairman of the North American Board of the Smurfit School of Business at University College, Dublin, Ireland. He also serves as a board member of the Institute for Healthcare Improvement (IHI) and board member and Fellow of the New York Academy of Medicine. He is also past Chairman and current board member of the National Center for Healthcare Leadership (NCHL), the Greater New York Hospital Association (GNYHA), the Healthcare Association of New York State (HANYS) and the League of Voluntary Hospitals of New York. Mr. Dowling grew up in Limerick, Ireland and earned his undergraduate degree from University College Cork (UCC). He has a master's degree from Fordham University and honorary doctorates from Hofstra University and Dowling College. Mr. Dowling's qualifications to serve on our Board include his extensive background in leadership and management as well as his relationships within the business, political and charitable communities.

        Douglas J. Pauls, 55, served as our Chief Financial Officer from September 2009 to February 2013. From March 2013 to December 2013, Mr. Pauls served as a senior advisor to the Company. In December 2013, Mr. Pauls joined the board of directors, risk committee and audit committee of Essent Group Ltd., and serves as chairman of the audit committee of Essent Group. Between March 2009 and August 2009, Mr. Pauls was self-employed as a consultant. From April 2008 until February 2009, Mr. Pauls served as Executive Vice President of Finance for TD Bank, NA following TD Bank's acquisition of Commerce Bancorp, Inc. in March 2008. Mr. Pauls served as Chief Financial Officer of Commerce Bancorp from March 2002 until the acquisition by TD Bank in March 2008. Mr. Pauls was a member of the three person Office of the Chairman, responsible for overall management, policy making and strategic direction of Commerce Bancorp. From October 1995 to March 2002, Mr. Pauls served as the Chief Accounting Officer of Commerce Bancorp, its Senior Vice President from January 1999 to April 2006 and its Executive Vice President from April 2006 to April 2008. Earlier in his career, Mr. Pauls was a Senior Manager in the Audit Department of Ernst & Young in Philadelphia and Pittsburgh, Pennsylvania. Mr. Pauls received a B.A. in Economics magna cum laude from Dickinson College. Mr. Pauls currently serves on the board of trustees of Dickinson College and as a Member of the Committee on Finance, Budget and Audit, as well as the Campaign Steering Committee. Mr. Pauls' qualifications to serve on our Board include his extensive banking experience, including his previous service as our Chief Financial Officer, and his deep understanding of financial statements, regulation, compliance and corporate governance.

        A. Robert Towbin, 78, has served on our Board since April 2014. Mr. Towbin has served as Executive Vice President of Stephens, Inc. since 2003 and as Managing Director from October 2001 until 2003. Mr. Towbin served as a member of the board of directors of Globecomm Systems Inc. from 1997 until December 2013. From January 2000 to November 2001, he was Co-Chairman of C.E. Unterberg, Towbin, and from 1995 to 1999 was Senior Managing Director of that firm. From January 1994 to September 1995, Mr. Towbin was President and CEO of the Russian-American Enterprise Fund, a U.S. government-owned investment company with headquarters in Moscow and New York, and offices in Khabarovsk in the Russian far east. He was later Vice Chairman of its successor fund, The U.S. Russia Investment Fund. From January 1987 until January 1994, Mr. Towbin was co-head of Technology Investment Banking of Lehman Brothers, and from 1959 to 1987 was Vice Chairman and a Director of L.F. Rothschild, Unterberg, Towbin Holdings Inc. and its predecessor companies. Mr. Towbin received his B.A. from Dartmouth College in 1957. Mr. Towbin's qualifications to serve on our board include his extensive background in leadership and management as well as his public company and financial experience.

        Sanjiv Sobti, Ph.D., 52, has served at several preeminent Wall Street firms during a career spanning more than 25 years. Since 2007 Dr. Sobti has had an independent consulting business and has served as a senior advisor to Credit Suisse since 2008. In 2006 he co-founded FIRE Capital Fund Management Mauritius Private Limited, the manager for a private equity fund, and served as the Chairman of its Board of Directors until 2011. He continues to serve on the Board of Directors of several investee companies of FIRE Capital Fund. From 2001 through 2008, Dr. Sobti was a Senior Managing Director of Bear, Stearns & Co. Inc. where he was appointed to the President's Advisory Council and Fairness Opinion Committee. From 1999 to 2001, Dr. Sobti was a Managing Director at J.P. Morgan & Co. where he was recruited as head of Mergers and Acquisitions for Financial Institutions. Previously Dr. Sobti was with Lehman Brothers Inc. from 1989 to 1999 culminating in his serving as Managing Director and co-head of Mergers and Acquisitions for Financial Institutions. Earlier Dr. Sobti worked at Goldman, Sachs & Co. from 1986 through 1989. Dr. Sobti is co-Chair of the International Advisory Board of the University of Pennsylvania's Center for the Advanced Study of India. Dr. Sobti holds a B.A. from St. Stephen's College, University of Delhi, and an M.B.A. and Ph.D. in Finance from The Wharton School, University of Pennsylvania. Dr. Sobti's qualifications to serve on our Board include over 25 years of experience in serving as a corporate finance and mergers specialist advising the financial services industry, expertise in valuation analyses and capital markets transactions, experience in analyzing and evaluating various financial services businesses, and knowledge of complex financial instruments including asset-backed securities and derivatives.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR" THE ELECTION OF THE FOREGOING NINE NOMINEES
TO THE BOARD OF DIRECTORS.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Role of Board of Directors

        The Company's business and affairs are managed under the direction of the Board of Directors, which is the Company's ultimate decision-making body, except with respect to those matters reserved to the Company's stockholders. The Board of Directors' mission is to maximize long-term stockholder value. The Board of Directors establishes the Company's overall corporate policies, evaluates the Company's CEO and the senior leadership team and acts as an advisor and counselor to senior management. The Board of Directors also oversees the Company's business strategy and planning, as well as the performance of management in executing the Company's business strategy, assessing and managing risks and managing the Company's day-to-day operations.

Director Independence

        Under the NYSE listing standards, in order to consider a director independent, the Board of Directors must affirmatively determine that he or she has no material relationship with the Company. The standards specify the criteria for determining whether directors are independent and contain guidelines for directors and their immediate family members with respect to employment or affiliation with the Company or its independent registered public accounting firm. The Board of Directors also has adopted independence standards to assist it in making independence determinations. The Company's Director Independence Standards contain the formal director qualification and independence standards adopted by the Board of Directors, and are available as part of the Company's Corporate Governance Guidelines on the Company's website at http://ir.bankunited.com.

        The Board of Directors determines annually whether a director is independent at the time the Board of Directors approves director nominations for inclusion in the Company's proxy statement and when a director joins the Board of Directors between annual meetings. Although the determination of whether a director is independent relies on the Board's subjective assessment of all of the relevant facts and circumstances, the Company's Director Independence Standards provide that a director will not qualify as independent if:

  •
  within the last three years, (i) the director has been an employee of the Company or an immediate family member of the director has been an executive officer of the Company; (ii) the director or an immediate family member of the director has received, during any twelve-month period, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service) and compensation received by a family member for service as a non-executive employee of the Company; (iii) the director or an immediate family member of the director was a partner or employee of the Company's independent registered public accounting firm and personally worked on the Company's audit within that time; and (iv) the director or an immediate family member of the director has been employed as an executive officer of a company in which a present executive officer of the Company at the same time served on the compensation committee of that company's board of directors;

  •
  the director is a current partner or employee of the Company's independent registered public accounting firm or an immediate family member of the director is a current partner of such firm or a current employee of such firm who personally works on the Company's audit; or

  •
  the director or an immediate family member of the director is a current executive officer of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such company's consolidated gross revenue.

        The Board undertook its annual review of director independence in April 2014. As a result of this review, the Board affirmatively determined that all of the directors and nominees are independent of the Company and its management under the corporate governance standards of the NYSE, with the exception of John A. Kanas, Rajinder P. Singh and Douglas J. Pauls. Messrs. Kanas and Singh are considered not independent because of their employment as senior executives of the Company. Mr. Pauls is considered not independent because of his previous employment as a senior executive of the Company and certain relationships with the Company. In making the determination that Dr. Sobti is independent of the Company and its management, the Board of Directors considered that Dr. Sobti is a senior advisor to Credit Suisse, which is a full-service financial institution that, with its affiliates, has directly and indirectly engaged, and may in the future engage, in financial advisory, investment banking and commercial banking services for us and our affiliates, for which it received, or may receive, customary compensation, fees and expense reimbursement. The Board considered that Dr. Sobti is not an employee of Credit Suisse and also has had an independent consulting business since 2007.

Board of Directors Meetings and Attendance

        The Board of Directors held 13 meetings during 2013 and acted by written consent six times. All of the directors with the exception of Ms. Blanca attended at least 75% of the total of all the meetings of the Board of Directors and Board committees on which they served during 2013. Ms. Blanca joined the Board in September 2013 and was not able to attend one meeting due to a business commitment made prior to joining the Board.

Board Leadership Structure

        The Board of Directors regularly reviews and assesses the effectiveness of the Company's leadership structure in the context of the Company's specific circumstances, culture, strategic objectives and challenges.

        The Board of Directors does not have a fixed policy regarding the separation of the offices of Chairman and CEO because it believes that it should maintain flexibility to select the Chairman and determine the Board leadership structure, from time to time, based on criteria that it deems to be in the best interests of the Company and its stockholders. Currently, the Board of Directors believes that having a combined Chairman and CEO, along with a Lead Independent Director and a substantial majority of independent directors, provides the most effective and appropriate leadership structure for the Company. In particular, the Board of Directors believes that combining the Chairman and CEO roles fosters unified leadership and direction for the Board of Directors and executive management and allows for alignment and clear accountability in the development and execution of the Company's strategic initiatives and business plans. Based on Mr. Kanas' extensive experience in the banking industry, including serving as our CEO since May 2009, and his familiarity with the Company's business and industry, the Board of Directors believes that Mr. Kanas is best suited to serve as our Chairman and CEO. Mr. Kanas' historical performance as our Chairman and CEO has demonstrated his ability to effectively lead the Company in pursuit of its strategic objectives.

        Although the Board of Directors believes that, at this time, it is more effective to have one person serve as the Company's Chairman and CEO, the Board also believes that independent, objective oversight of management's performance is a critical aspect of effective Board leadership. Accordingly, the Board of Directors has appointed Mr. DeMark to serve as our Lead Independent Director. Mr. DeMark, who has served as Lead Independent Director since November 2012, provides an independent voice on important issues facing the Company and ensures that those issues are fully considered by the Board of Directors. In his role as Lead Independent Director, Mr. DeMark's duties include, but are not limited to, presiding over regularly scheduled executive sessions of the non-management directors, serving as a liaison between the non-management directors and executive management and assisting the Board of Directors and executive management to ensure compliance with the Company's Corporate Governance Guidelines.

        In addition, our Corporate Governance Guidelines provide for additional independent oversight of our operations, risks, business strategy and compensation practices. Consistent with our Corporate Governance Guidelines, the Board of Directors currently consists of a substantial majority of independent directors. Our Corporate Governance Guidelines also require that the non-management directors meet regularly in executive session without the presence of management, which provides an opportunity for the independent directors to freely express their views on important issues. In addition, the independent directors regularly evaluate Mr. Kanas' performance in his dual capacities of Chairman and CEO.

        Through the Company's overall governance structure described above, the Board of Directors believes it has effectively balanced the need for strategic leadership by the Company's Chairman and CEO with the oversight and objectivity of the independent directors and has created an effective and appropriate leadership structure that is conducive to the risk oversight process. The Board of Directors recognizes that, depending on the circumstances, other leadership structures might be appropriate and in the best interests of the Company. Accordingly, the Board of Directors has the discretion to modify the Company's leadership structure if it believes doing so would be in the best interests of the Company.

Committees of the Board of Directors

        The Board of Directors maintains three standing committees: the Audit and Risk Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. A description of each Board committee is set forth below.

        The Audit and Risk Committee, the Compensation Committee and the Nominating and Corporate Governance Committee operate under a written charter. Copies of the charters of the Audit and Risk Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at http://ir.bankunited.com and may also be obtained upon request without charge by writing to the Corporate Secretary, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

  Audit and Risk Committee

        The Audit and Risk Committee was formerly referred to as the "Audit Committee" until its name was changed and its risk oversight functions were expanded in February 2013. The Audit and Risk Committee held ten meetings during 2013. At each of its in person meetings, the Audit and Risk Committee meets privately in separate executive sessions with the Bank's Chief Internal Auditor, the Chief Risk Officer and our independent registered public accounting firm. The Audit and Risk Committee may also meet separately with other members of management in executive sessions as needed.

        The Audit and Risk Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our Audit and Risk Committee assists our Board of Directors in its oversight of (i) the integrity of our financial statements and the financial reporting process, including the system of disclosure controls; (ii) our compliance with legal and regulatory requirements; (iii) the performance of our internal audit function and our independent registered public accounting firm, including its appointment, qualifications, compensation and independence; (iv) the effectiveness of our systems of internal controls and policies and procedures for risk assessment and risk management; and (v) the effectiveness our procedures for risk assessment and risk management of material credit, interest rate, liquidity, operational, legal and compliance, and other material risks, and the adequacy of capital available to absorb such risks.

        In carrying out its oversight role, the Audit and Risk Committee, among other things: (i) reviews the audit plans and findings of our independent registered public accounting firm and our internal audit department, as well as the results of regulatory examinations, and tracks management's corrective action plans where necessary; (ii) reviews our financial statements, including any significant financial items and changes in accounting policies, with our senior management and independent registered public accounting firm; (iii) reviews our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and (iv) reviews our policies and practices with respect to the assessment and management of material categories of risk. In addition, the Audit and Risk Committee has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm.

        The current members of the Audit and Risk Committee are Messrs. DeMark (Chairman) and Towbin and Ambassador Cobb, each of whom the Board of Directors has determined qualifies as an "independent" director as defined under the applicable rules and regulations of the SEC and the NYSE. All of the members of the Audit and Risk Committee are financially literate and have accounting or related financial management expertise within the meaning of the NYSE rules. The Board also has determined that Mr. DeMark qualifies as an "audit committee financial expert" as defined by SEC rules. Mr. DeMark's relevant experience includes 40 years with KPMG LLP, including 30 years as a partner. Mr. Demark holds a B.B.A. degree from Hofstra University, is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants (AICPA) and the New York State Society of Certified Public Accountants.

        Thomas M. O'Brien was a member of the Board of Directors and served as a member of the Audit and Risk Committee until April 2, 2014. On that date, he resigned effective immediately from the Board after agreeing to become the president and chief executive officer of Sun Bancorp, Inc. and Sun National Bank.

  Compensation Committee

        Since our inception, in accordance with the terms of its charter, our Compensation Committee has been responsible for such matters as the determination of discretionary bonus amounts, if any, to be paid to our named executive officers and the implementation of the BankUnited, Inc. 2009 Stock Option Plan and the 2010 Omnibus Equity Incentive Plan and, if approved by stockholders, the 2014 Omnibus Equity Incentive Plan, including the determination of grant amounts, vesting terms and exercise prices, as well as approval of the Employment Agreements (as defined in "Compensation Discussion and Analysis") and the BankUnited, Inc. Annual Incentive Plan (the "Annual Incentive Plan"). In addition, the Compensation Committee was responsible for vetting and approving our 401(k) plan and Nonqualified Deferred Compensation Plan. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our CEO and other executive officers, evaluates the performance of these officers in light of those goals and objectives and recommends the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans.

        The Compensation Committee held six meetings and acted by written consent once during 2013. The Compensation Committee is currently comprised of Messrs. Dowling (Chairman) and DeMark, Ms. Blanca and Ambassador Cobb, each of whom qualifies as "independent" under the applicable rules and regulations of the SEC and the NYSE.

        Mr. O'Brien served as a member of the Compensation Committee until April 2, 2014, when he resigned effective immediately from the Board after agreeing to become the president and chief executive officer of Sun Bancorp, Inc. and Sun National Bank.

  Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters.

        The Nominating and Corporate Governance Committee, in consultation with our CEO, also reviews the Company's management succession plans to ensure that an effective succession process is in place and to discuss potential internal successors for both emergency and long-term executive succession. The succession planning activities of the Nominating and Corporate Governance Committee are discussed with the full Board of Directors.

        The Nominating and Corporate Governance Committee held three meetings and acted by written consent once during 2013. The Nominating and Corporate Governance Committee is currently comprised of Ambassador Cobb (Chairman), Ms. Blanca and Messrs. DeMark and Dowling, each of whom qualifies as an "independent" director as defined under the applicable rules of the NYSE.

Risk Management and Oversight

        Our Board of Directors oversees our risk management process, including the company-wide approach to risk management, carried out by our management. Our full Board of Directors determines the appropriate levels of risk for the Company generally, assesses the specific risks faced by us and reviews the steps taken by management to manage those risks. While our full Board of Directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas.

        In particular, the Audit and Risk Committee plays a key role in the Board of Directors' exercise of its risk oversight function. The Audit and Risk Committee is primarily responsible for overseeing matters involving the Company's financial and operational risks and the guidelines, policies and processes for managing such risks, including internal controls. The Audit and Risk Committee conducts its risk oversight in a variety of ways, including reviewing management's assessment of the Company's internal control over financial reporting, reviewing the results of regulatory examinations and receiving quarterly reports on legal and regulatory matters. Additionally, the Company's independent registered public accounting firm regularly discusses risks and related mitigation measures that may arise during its regular reviews of the Company's financial statements with the Audit and Risk Committee. To ensure candid and complete reporting, the Audit and Risk Committee regularly meets in separate executive sessions with management, the head of the Company's internal audit department and the Company's independent registered public accounting firm.

        Additionally, the Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as well as the incentives created by the compensation awards it administers, and the Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board. Pursuant to our Board's instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Corporate Governance Guidelines, Code of Conduct and Code of Ethics

        Our Board has adopted Corporate Governance Guidelines, which set forth a flexible framework within which our Board, assisted by Board committees, directs the affairs of the Company. The Corporate Governance Guidelines address, among other things, the composition and functions of the Board, director independence, compensation of directors, management succession and review, Board committees and selection of new directors.

        We also have a Code of Conduct, which is applicable to all directors, officers, employees, agents (including consultants and contractors) and temporary personnel of the Company. We have a separate Code of Ethics for Principal Executive and Senior Financial Officers, which contains provisions specifically applicable to our principal executive officer, principal financial officer, principal accounting officer and controller (or persons performing similar functions).

        The Corporate Governance Guidelines, the Code of Conduct and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our website at http://ir.bankunited.com. We expect that any amendments to these codes, or any waivers of their requirements, will be disclosed on our website.

Director Compensation

        We use a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on the Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties, as well as the skill level we require of members of our Board of Directors.

        The following table shows compensation paid, earned or awarded to each of the non-employee members of our Board for 2013.

Director Compensation for 2013

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(4)	Total ($)
Chinh E. Chu	—		—	—
Tere Blanca	29,167	(2)	—	29,167
Michael J. Dowling	58,333	(3)	24,710	83,043
Wilbur L. Ross, Jr.	—		—	—
P. Olivier Sarkozy	—		—	—
Lance N. West	—		—	—
Eugene F. DeMark	175,000		73,590	248,590
Ambassador Sue M. Cobb	100,000		24,530	124,530
Thomas M. O'Brien	100,000		24,530	124,530

(1)
Messrs. Chu, Ross, Sarkozy and West were either investors or agents of certain of the original investors in our Company and did not receive any compensation from us for service on our Board. Mr. Kanas and Mr. Singh, who are executive officers of the Company, are also members of our Board but do not receive any additional compensation for their services on our Board.

(2)
Ms. Blanca joined our Board on September 16, 2013. Represents the pro rata portion of the annual retainer fee (of $100,000) for the period of time Ms. Blanca served on our Board in 2013.

(3)
Mr. Dowling was elected to our Board on May 23, 2013. Represents the pro rata portion of the annual retainer fee (of $100,000) for the period of time Mr. Dowling served on our Board in 2013.

(4)
Includes the value of restricted common stock awards granted to Messrs. DeMark, Dowling and O'Brien and Ambassador Cobb, as described under "—Stock-Based Compensation" below and determined in accordance with FASB ASC Topic 718. For complete valuation assumptions of the awards, see "Note 15, Equity Based Compensation and Other Benefit Plans" to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 27, 2014.

        The following table sets forth the compensation for future services expected to be paid annually to our non-employee directors for their service on our Board. The amounts set forth below are annual amounts based on current agreements but are paid on a monthly basis.

Name	Retainer Fees
Tere Blanca	$100,000
Ambassador Sue M. Cobb	$150,000
Eugene F. DeMark	$225,000
Michael Dowling	$100,000
A. Robert Towbin	$150,000

        Each non-employee director receives an annual retainer fee of $100,000 for his or her service on our Board and the Compensation Committee and/or Nominating and Corporate Governance Committee. Each member of the Audit and Risk Committee receives an additional $50,000, and Mr. DeMark receives an additional $75,000 for his role as Audit and Risk Committee Chairman. Directors who are also our employees have not received and will not receive any compensation from us for service on our Board or Board committees.

  Stock-Based Compensation

        On April 19, 2013, our Board of Directors approved a grant of 1,000 shares of restricted common stock for each of Messrs. DeMark and O'Brien and Ambassador Cobb, as well as an additional grant of 2,000 shares of restricted common stock for Mr. DeMark as the Lead Independent Director. On May 23, 2013, Mr. Dowling received a grant of 1,000 shares of restricted common stock.

        On April 8, 2014, our Board of Directors approved a grant of 1,000 shares of restricted common stock for each of Messrs. DeMark, Dowling and Towbin and Ambassador Cobb and Ms. Blanca, as well as an additional grant of 2,000 shares of restricted common stock for Mr. DeMark as the Lead Independent Director. Each of the director's restricted common stock grant vests in three substantially equal annual installments commencing on the first anniversary of the date of grant, except for accelerated vesting in the event of a director's death or disability and in certain circumstances relating to a change in control of the Company.

  Director Expenses

        The Company also reimburses expenses incurred by directors to attend Board and committee meetings, educational seminars and other expenses directly related to the Company's business.

Director Nominating Process and Diversity

        The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for Board membership. When formulating its Board of Directors membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including stockholders, as it deems appropriate.

        The Nominating and Corporate Governance Committee and the Board of Directors believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of nomination for Board membership. The Nominating and Corporate Governance Committee has not identified any specific minimum qualifications that must be met for a person to be considered as a candidate for director.

However, Board candidates are selected based on various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although the Board of Directors does not have a formal diversity policy, the Nominating and Corporate Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company's annual meetings of stockholders.

  Candidates Nominated by Stockholders

        The Nominating and Corporate Governance Committee will also consider nominees recommended by stockholders. Our Corporate Governance Guidelines provide that nominees recommended by stockholders should be given appropriate consideration in the same manner as other nominees. Pursuant to the Company's Amended and Restated By-Laws, stockholders who wish to nominate a candidate for consideration by the Nominating and Corporate Governance Committee for election at the 2015 annual meeting may do so by delivering written notice, no earlier than January 14, 2015 and no later than February 13, 2015, of such nominees' names to BankUnited, Inc., 14817 Oak Lane Miami Lakes, FL 33016, Attention: Corporate Secretary. Any stockholder of record or beneficial owner of common stock on whose behalf a nomination is being proposed must (i) be a stockholder of record or beneficial owner on the date of the giving of such notice, on the record date for the determination of stockholders entitled to notice of and to vote at the 2015 annual meeting of stockholders and at the time of the 2015 annual meeting of stockholders and (ii) comply with the applicable notice procedures set forth in the Company's Amended and Restated By-Laws.

        The Company's Amended and Restated By-Laws require that certain information must be included in the notice provided to the Company's Corporate Secretary regarding the nomination and the stockholder giving the notice, the beneficial owner on whose behalf the notice is made, if any, and any affiliate or associate of the stockholder or the beneficial owner (collectively, the "Nominating Person"). The information required to be set forth in such notice includes (i) the name and address of the Nominating Person, (ii) information regarding the common stock owned, directly or indirectly, beneficially or of record by the Nominating Person, (iii) whether and the extent to which any derivative or other instrument, transaction, agreement or arrangement has been entered into by or on behalf of the Nominating Person with respect to the common stock and certain additional information relating to any such instrument, transaction, agreement or arrangement as described in the Company's Amended and Restated By-Laws, (iv) any other information relating to the Nominating Person that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies with respect to such business and (v) a description of all arrangements or understandings (including any anticipated benefits to the Nominating Person as a result of the nomination) between or among the Nominating Person and the candidate and any other person in connection with the proposed nomination. The notice must also include a representation that the stockholder giving the notice intends to appear in person or by proxy at the 2015 annual meeting to nominate the person named in the notice.

        The Company's Amended and Restated By-Laws also require that the notice provide certain information regarding the candidate whom the Nominating Person proposes to nominate as a director, including (i) certain biographical information, such as name, age, business and residential address and principal occupation, (ii) the information that would be required to be provided if the candidate were a Nominating Person, (iii) a resume or other written statement of the qualifications of the candidate and (iv) all other information regarding the candidate, including the written consent of the candidate indicating that the candidate is willing to be named in the proxy statement as a nominee and serve as a director if elected, that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies for director elections.

        For a complete description of the procedures and disclosure requirements to be complied with by stockholders in connection with submitting director nominations, stockholders should refer to the Company's Amended and Restated By-Laws.

        No candidates for director nominations were submitted by any stockholder in connection with the Annual Meeting.

Communications with the Board of Directors

        Any interested parties desiring to communicate with the Board of Directors or any of the independent directors regarding the Company may directly contact such directors by delivering such correspondence to such directors (or the entire Board) in care of the Company's Corporate Secretary at BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

        The Audit and Risk Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit and Risk Committee may do so by writing in care of the Chairman, Audit and Risk Committee, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

Executive Sessions

        The rules of the NYSE require the non-management directors of the Company to regularly meet in executive session without management. In 2013, non-management directors of the Company met in executive session four times. The Company's Corporate Governance Guidelines state that a non-management independent director shall be chosen to preside at each executive session. Mr. DeMark currently serves as the Presiding Director. For information regarding how to communicate with non-management directors as a group and one or more individual members of the Board, including the Presiding Director, see "Communications with the Board of Directors" above.

Outside Advisors

        Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The Board of Directors need not obtain management's consent to retain outside advisors.

Attendance at Annual Meeting

        As stated in our Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders. All of the current directors attended the 2013 annual meeting of stockholders except for Tere Blanca and A. Robert Towbin who were not directors at the time.

Compensation Committee Interlocks and Insider Participation

        During 2013, our Compensation Committee consisted of Messrs. Dowling (Chairman), DeMark and O'Brien and Ambassador Cobb and Ms. Blanca. None of them had at any time in the last fiscal year been one of our officers or employees, and none has had any relationships with our company of the type that is required to be disclosed under Item 404 of Regulation S-K.

        None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires BankUnited, Inc.'s directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company's common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all reports that were required to be filed under Section 16(a) during 2013 were timely filed, except, due to an administrative error by the Company, a Form 3 was filed late on behalf of Ms. Lunak, a Form 4 reporting one transaction was filed late on behalf of Ambassador Cobb, a Form 4 reporting one transaction was filed late on behalf of Mr. DeMark and a Form 4 reporting one transaction was filed late on behalf of Mr. O'Brien.

Executive Officers

        Set forth below is information, as of the date of the Annual Meeting, concerning the Company's executive officers and Messrs. Starr and Bagnoli, executive officers of the Bank.

Name	Age	Position
John A. Kanas	67	Chairman, President and CEO
Rajinder P. Singh	43	Chief Operating Officer
Leslie Lunak	55	Chief Financial Officer
Jeffrey Starr	53	General Counsel of BankUnited, N.A.
Mark Bagnoli	61	Chief Risk Officer of BankUnited, N.A.

        John A. Kanas.    For biographical information regarding Mr. Kanas, see page 8.

        Rajinder P. Singh.    For biographical information regarding Mr. Singh, see page 8.

        Leslie Lunak has been our Chief Financial Officer since March 2013. Ms. Lunak served as the Bank's Executive Vice President and Chief Accounting Officer from June 2012 through March 2013 and as Senior Vice President, Finance from October 2010 through June 2012. From August 2004 through October 2010, Ms. Lunak was an Audit Director at the public accounting firm McGladrey & Pullen, LLP. Her responsibilities included overseeing audit engagements and the performance of financial and accounting consulting services for clients primarily engaged in the financial services industry, serving as a designated national financial services industry specialist and serving as a subject matter expert in a variety of technical accounting areas, including derivatives, equity instruments, fair value accounting and acquisition accounting. She was also responsible for the development and presentation of a wide variety of continuing education courses for both internal and external audiences. From 2001 through August 2004, Ms. Lunak was a senior audit manager with the certified public accounting firm Adair, Fuller, Witcher and Malcom, with oversight responsibility for all of the firm's audit engagements. From June 1985 through 2001, Ms. Lunak was an independent consultant, providing finance and accounting related services to clients consisting primarily of community banks and thrifts and the U.S. Drug Enforcement Administration. From 1979 through June 1985, Ms. Lunak was with the public accounting firm Deloitte, where she was an audit manager serving primarily clients in the banking industry and was designated a national banking industry specialist. Ms. Lunak is a Florida CPA and received a B.S. in Accounting from Oklahoma State University.

        Jeffrey Starr has been the Bank's General Counsel since August 2009. In his role as General Counsel, Mr. Starr is responsible for overseeing the Bank's Legal, Compliance, Corporate Fraud and Community Development and Outreach departments. Mr. Starr has more than 20 years of experience representing financial institutions, and in 2011 was named as a General Counsel Leading Lawyer by the South Florida Business Journal. Prior to joining BankUnited, from 2006 through 2009, Mr. Starr served as Managing Vice President and Chief Counsel for Capital One, N.A. Mr. Starr joined Capital One when it acquired North Fork Bank, where he had served as Senior Vice President and General Counsel since 1997. Earlier in his career, Mr. Starr was associated with the law firms of Wickham, Wickham & Bressler, Lord Day & Lord, Barrett Smith and Finley, Kumble, Wagner, Underberg, Manley, Myerson & Casey where he represented a multitude of clients including several in the financial services industry. Mr. Starr received his J.D. from The Jacob D. Fuchsberg Law Center at Touro College and his B.A. in political science from Muhlenberg College.

        Mark Bagnoli has been the Bank's Chief Risk Officer since December 2013. Mr. Bagnoli is an internal audit and risk management professional with more than 25 years of experience in large to mid-size financial services companies, and he most recently served as the Bank's Executive Vice President and Chief Auditor from December 2009 through December 2013. Prior to joining BankUnited, Mr. Bagnoli served as an independent consultant from 2008 through 2009 and as Executive Vice President and Chief Risk Officer of the Federal Home Loan Bank in Chicago from 2005 through 2008. Prior to that position, he was with JPMorgan Chase/Bank One for more than 20 years where he rose through the ranks to Senior Vice President, Corporate Audit. Mr. Bagnoli has a master's degree from Northwestern University's Kellogg Graduate School of Management and an undergraduate degree in accounting from Seton Hall University.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

        The Audit and Risk Committee has appointed KPMG LLP to serve as BankUnited, Inc.'s independent registered public accounting firm for its fiscal year ending December 31, 2014. The Audit and Risk Committee and the Board of Directors seek to have the stockholders ratify the Audit and Risk Committee's appointment of KPMG LLP, which has served as BankUnited, Inc.'s independent registered public accounting firm or independent auditor since 2009. Although BankUnited, Inc. is not required to seek stockholder approval of this appointment, the Board of Directors believes it to be sound corporate governance to do so. If the appointment of KPMG LLP is not ratified by the stockholders, the Audit and Risk Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of KPMG LLP.

        Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION
OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2014.

 Report of the Audit and Risk Committee

        The Audit and Risk Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Audit and Risk Committee consists of directors who have been determined by the Board of Directors to be independent of the Company as prescribed by the NYSE and the SEC. The Company's management has the primary responsibility for the financial statements and for the reporting process, including the establishment and maintenance of the system of internal control over financial reporting. KPMG LLP, the Company's independent registered public accounting firm, is responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and auditing the Company's internal control over financial reporting and expressing an opinion on the effectiveness thereof. In this context, the Audit and Risk Committee has reviewed the audited financial statements and met and held discussions with management and KPMG LLP regarding the fair and complete presentation of those financial statements and the assessment of the Company's internal control over financial reporting.

        The Audit and Risk Committee has discussed with KPMG LLP matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board (the "PCAOB") and has reviewed and discussed KPMG LLP's independence from the Company and its management. As part of that review, the Audit and Risk Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP's communications with the Audit and Risk Committee concerning independence. The Audit and Risk Committee also has considered whether KPMG LLP's provision of non-audit services to the Company is compatible with the auditor's independence. The Audit and Risk Committee has concluded that KPMG LLP is independent from the Company and its management.

        The Audit and Risk Committee meets with the Chief Financial Officer and representatives of KPMG LLP, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting and compliance programs.

        In reliance on the reviews and discussions referred to above, the Audit and Risk Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

The Audit and Risk Committee

Eugene DeMark (Chairman)
Ambassador Sue M. Cobb

Fees Paid to KPMG LLP

        The following table presents fees for professional services provided by KPMG LLP in each of the last two fiscal years in each of the following categories, including related expenses:

	2013	2012
Audit Fees	$2,170,500	$1,965,000
Audit-Related Fees	274,500	270,000
Tax Fees	—	—
All Other Fees	99,355	—

Total Fees	2,544,355	2,235,000

        Audit Fees:    Includes the aggregate fees billed by KPMG LLP for professional services and expenses rendered for the audit of the Company's consolidated financial statements, reviews of consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and the audit of the effectiveness of the Company's internal control over financial reporting. Also includes the aggregate fees billed for professional services performed in connection with the Company's filing of certain registration statements and the related issuance of consents and comfort letters.

        Audit-Related Fees:    Includes the aggregate fees billed by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit of the Company's consolidated financial statements and are not reported under "Audit Fees." These services primarily relate to attestation services performed to report on the Company's compliance with certain contractual provisions of the Purchase and Assumption Agreement between the Company and the FDIC, compliance with certain requirements applicable to the U.S. Department of Housing and Urban Development and the audit of the BankUnited 401(k) Plan.

        All Other Fees:    Includes the aggregate fees billed by KPMG LLP for risk management and regulatory advisory services provided to the Company.

Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit and Risk Committee has adopted a policy that requires advance approval of all audit, audit related tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit and Risk Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit and Risk Committee must approve the permitted service before the independent auditor is engaged. The Audit and Risk Committee pre-approved all of the audit and non-audit services provided to the Company by KPMG LLP in fiscal year 2013.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

        The following Compensation Discussion and Analysis provides information regarding the objectives and elements of our compensation philosophy, policies and practices with respect to the compensation of the executive officers who appear in the "—Summary Compensation Table for 2013" below (referred to collectively throughout this section as our "named executive officers". Our named executive officers for the fiscal year ended December 31, 2013 were:

  •
  John A. Kanas, Chairman, President and Chief Executive Officer

  •
  John Bohlsen, former Vice Chairman and Chief Lending Officer, and current Senior Advisor to the Chairman

  •
  Rajinder P. Singh, Chief Operating Officer

  •
  Leslie N. Lunak, Chief Financial Officer

  •
  Douglas J. Pauls, former Chief Financial Officer

  •
  Randy N. Melby, former Chief Risk Officer of BankUnited, N.A.

Objectives of Our Executive Compensation Program

        Our executive compensation philosophy is primarily based on pay-for-performance. Accordingly, our executive compensation programs are designed to achieve the following objectives:

  •
  Align the interests of our executives with those of our stockholders.  We link a meaningful portion of compensation to the achievement of our long-term goals by rewarding executive officers if and when stockholder value increases. To that end, a significant portion of the compensation awarded to our executives is in the form of equity-based compensation.

  •
  Retain management.  Compensation for executives is designed such that we retain them by providing time-based vesting for certain long-term equity compensation.

  •
  Motivate through ownership.  We believe that the best way to inspire leadership and performance is by distributing ownership in the form of equity-based compensation throughout our ranks and requiring executive management to retain meaningful exposure to our Company's stock.

Role of Compensation Committee

        Since our inception, our Compensation Committee has been responsible for such matters as the determination of discretionary bonus amounts, if any, to be paid to our named executive officers, the implementation of the BankUnited, Inc. 2009 Stock Option Plan and 2010 Omnibus Equity Incentive Plan, including the determination of grant amounts, vesting terms and exercise prices of awards under such plans, as well as the approval of employment agreements with the named executive officers and the Annual Incentive Plan. In addition, our Compensation Committee was responsible for vetting and approving our 401(k) plan and Nonqualified Deferred Compensation Plan. Our Compensation Committee was also involved in decisions regarding the terms of our 2014 Omnibus Equity Incentive Plan.

Role of Compensation Consultant

        The Compensation Committee did not engage a compensation consultant for compensation decisions made with respect to the 2013 fiscal year. In January 2014, the Company engaged Towers Watson, a compensation consulting firm, to provide advice with respect to the 2014 Omnibus Equity Incentive Plan.

 Risk Oversight

        The Audit and Risk Committee of our Board, which is comprised of non-employee directors, is currently responsible for risk oversight within our Company, including with respect to compensation practices. Mr. Bagnoli is responsible for developing an Enterprise Risk Management framework to identify, manage and mitigate risks across our Company. This framework, which involves ongoing participation and oversight by our Board, captures compensation-related risk amongst various other dimensions of risk. In addition, our Company is a bank holding company subject to ongoing supervision, examination and regulation by the Federal Reserve, including its guidance on compensation practices. We do not believe that our overall compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our Company.

Executive Officer Compensation

Principal Components of Compensation of Our Named Executive Officers

        The compensation package offered to our executive officers, including our named executive officers, consists of:

  •
  Base salary.  Base salaries for our executive officers are designed to compensate the executive for the experience, education, personal qualities and other qualifications of the executive that are essential for the specific role the executive serves within our Company, while remaining competitive with the market.

  •
  Performance-based annual bonuses.  Commencing in 2012 and pursuant to the terms of their employment agreements, Messrs. Kanas, Bohlsen and Singh became eligible to receive an annual incentive award with respect to a 12-month performance period, with the actual amount of each bonus to be based on the achievement of performance criteria established by the Compensation Committee. Additional information regarding these annual incentive awards is provided under "Performance-Based Annual Bonuses" below. Annual incentive awards may also be paid to other named executive officers under the terms of the Annual Incentive Plan with respect to 2013 and future years.

  •
  Retention bonuses; discretionary cash bonuses.  In 2012, Messrs. Kanas, Bohlsen and Singh became eligible to receive retention bonuses, subject to remaining employed through specified dates, as further described under "Retention and Other Cash Bonuses" below. Our other named executive officers are eligible to receive annual discretionary cash bonuses as determined by our Compensation Committee. The determination of the amounts of such discretionary bonuses has been and will continue to be determined in accordance with the Company's Policy on Incentive Compensation Arrangements, which provides that bonus amounts are to be based on the past, present, and expected future contributions of an employee or group of employees to the overall success, safety, and soundness of the organization. Factors considered in evaluating those contributions include, among other things: overall individual performance, organizational performance, individual contribution to organizational performance, business segment performance, and level of individual responsibilities. The Company's Policy on Incentive Compensation Arrangements is designed to balance risk and financial results in a manner that does not encourage employees to expose the Company to imprudent risks.

  •
  Long-term equity-based compensation.  In general, we provide a significant portion of the compensation to our named executive officers in the form of long-term equity-based compensation. We believe that providing compensation that is contingent on our long-term performance and that is at-risk serves to align the long-term interests of our named executive officers with the long-term interests of our stockholders. To date, long-term equity-based compensation has generally been granted to our executives upon commencement of employment and/or on an annual basis thereafter. Additionally, in connection with their respective employment agreements, Messrs. Kanas, Bohlsen and Singh entered into long-term equity-based compensation arrangements for retention purposes and also have an opportunity to receive performance-based long-term equity-based compensation awards.

  •
  Limited perquisites and other benefits.  Our named executive officers are eligible to participate in our 401(k) retirement plan and our Nonqualified Deferred Compensation Plan. Messrs. Kanas and Singh receive a car allowance and Messrs. Kanas and Bohlsen are provided with a company-paid driver.

Compensation Mix

        Our current compensation package is designed to provide a strong link between the compensation of our executives and the success of our Company and our stockholders generally. The cash components—base salary and cash bonus compensation—collectively represent what we believe is appropriate pay for expected performance during the year. The equity-based compensation component is designed to encourage high performance by closely aligning an executive's pay with the interests of our stockholders. The allocation between different elements of compensation with respect to our named executive officers has been a product of individual negotiations to date. Furthermore, with respect to Messrs. Kanas, Bohlsen and Singh, base salaries were reduced in 2012 and long-term cash and equity-based compensation arrangements were increased in order to promote the retention of each Messrs. Kanas, Bohlsen and Singh, as well as to tie total compensation to the long-term success of Company and align with the interests of stockholders, as opposed to guaranteeing compensation in the form of higher base salaries.

Employment Agreements

        We entered into a negotiated employment agreement with each of the Messrs. Kanas, Bohlsen and Singh when our Company was founded. On August 29, 2012, the Compensation Committee approved amended and restated employment agreements (the "Employment Agreements") between each of Messrs. Kanas, Bohlsen and Singh and the Company and between each of the Messrs. Kanas, Bohlsen and Singh and the Bank. The term of employment under each of the Employment Agreements for Messrs. Kanas and Singh is for three years from July 1, 2012. Mr. Bohlsen's Employment Agreements expired on July 1, 2013, and on such date Mr. Bohlsen resigned from his position as Chief Lending Officer of the Company and Vice Chairman and Chief Lending Officer of BankUnited, N.A. Mr. Bohlsen also resigned from the Board. Mr. Bohlsen agreed to continue to serve the Company as Senior Advisor to the Chairman of the Board following his resignation. Mr. Bohlsen did not enter into an employment agreement with the Company in connection with his services as Senior Advisor.

        Mr. Pauls was not a party to an employment agreement for the 2013 fiscal year. Mr. Pauls retired from his position as Chief Financial Officer of the Company on February 28, 2013. Following February 28, 2013, Mr. Pauls agreed to remain with the Company in a non-executive capacity to assist with all matters through December 31, 2013.

        Mr. Melby and Ms. Lunak have not entered into employment agreements with the Company and instead Ms. Lunak's employment is subject to the terms of an offer letter and a change in control agreement, each with the Bank. Mr. Melby's employment had been subject to an offer letter and change in control agreement with the Bank, each of which was terminated effective March 31, 2014 in connection with Mr. Melby's resignation.

        The Employment Agreements, offer letters and change in control agreements set forth the compensatory terms of each of our named executive officers' employment. For additional information regarding certain provisions of each named executive officer's employment agreement, offer letter, or change in control agreement, see "—Potential Payments Upon Termination or Change-in-Control."

  Base Salary

        We provide each of our executive officers and other employees with a base salary to compensate them for services rendered during the year. We believe that, with respect to our named executive officers, base salary should compensate the executives for their service and performance but that superior contributions and performance should be rewarded by other forms of compensation, including long-term equity-based compensation

  Performance-Based Annual Bonuses

        Commencing in 2013 and pursuant to the terms of their respective Employment Agreements, each of Messrs. Kanas, Bohlsen and Singh was eligible to receive a performance-based annual bonus award for the performance period that began on July 1, 2012 and ended on June 30, 2013. The target bonus opportunities set forth in the Employment Agreements were as follows: $1,530,000 for Mr. Kanas and 75% of annual base salary (i.e., $375,000) for each of Messrs. Bohlsen and Singh. Maximum bonus opportunities are equal to $1,870,000 for Mr. Kanas and 100% of annual base salary for Mr. Singh. Mr. Bohlsen's maximum bonus opportunity was equal to 100% of his annual base salary. Messrs. Kanas and Singh are eligible to receive a performance-based annual bonus award for the performance period that began on July 1, 2013 and ends on June 30, 2014.

        Actual bonus amounts were determined by the Compensation Committee following the conclusion of the performance period ending June 30, 2013, based upon the achievement of the applicable performance criteria established by the Compensation Committee. The applicable performance criteria for each of Messrs. Kanas, Bohlsen and Singh included, for example, net interest margin goals as compared to industry peers, goals related to minimizing non-performing assets ratios, increasing total deposits and reducing costs of deposits, and successfully launching into specified geographical markets.

  Retention and Other Cash Bonuses

        The purpose of the retention bonuses is to incentivize Messrs. Kanas and Singh to continue their employment with us and the Bank and, in that regard, the size of the respective bonuses were determined to provide retentive value. Pursuant to the terms of their respective Employment Agreements, Messrs. Kanas and Singh received the following cash retention awards on December 15, 2013 by remaining employed through such date: $1,500,000 for Mr. Kanas and $750,000 for Mr. Singh. Messrs. Kanas and Singh are eligible to earn the same respective retention bonus amounts on December 31, 2014, subject to their continued employment through such date.

  Discretionary Bonuses

        On February 12, 2014, we awarded Ms. Lunak $350,000 and Mr. Melby $325,000 for their performance in the 2013 fiscal year and overall contribution to the Company. Consistent with the Company's Policy on Incentive Compensation Arrangements, the bonus amount ultimately determined for each of Ms. Lunak and Mr. Melby was based on a subjective evaluation of such factors as their overall individual performance, organizational performance, individual contribution to organizational performance, business segment performance, and/or level of individual responsibilities, and not based on the achievement of any performance goals established by the Compensation Committee in advance.

  Equity-Based Compensation

  Stock Options

        Although the Compensation Committee has awarded stock options to executive officers in prior years, in 2013, the Compensation Committee did not award stock options to any named executive officer as part of his or her long-term equity-based compensation. Should stock options be granted to named executive officers in the future, these awards will be determined following the key principles under the Company's Policy on Incentive Compensation Arrangements, including their valuable contribution to the organization, disciplined balance of risk and financial results, exceptional focus on risk management and internal controls and strong corporate governance.

  Restricted Shares

        On August 29, 2012, pursuant to their respective Employment Agreements, Mr. Kanas was granted 178,643 restricted shares, Mr. Bohlsen was granted 29,774 restricted shares, and Mr. Singh was granted 89,322 restricted shares, in each case as a retention-based equity incentive award. In the case of Messrs. Kanas and Singh, each restricted stock award vested as to one-third on December 31, 2012 and one-third on December 31, 2013 and the remaining one-third of the shares subject to the awards will vest on December 31, 2014, subject to the applicable named executive officer's continued employment through such date. Additionally, the restricted shares are subject to a one-year transfer restriction following vesting. In the case of Mr. Bohlsen, the restricted stock award fully vested on June 30, 2013 without any transfer restrictions.

        On February 12, 2014, Ms. Lunak was awarded 12,500 restricted shares for her performance in the 2013 fiscal year and overall contribution to the Company. The shares vest in equal, annual installments on the first three anniversaries of the date of grant.

  Performance-Based Share Awards

        Commencing in 2013 and pursuant to the terms of their respective Employment Agreements, each of Messrs. Kanas, Bohlsen and Singh was eligible to receive an award of performance-based shares based on performance during the performance period that began on July 1, 2012 and ended on June 30, 2013. The target award opportunities as set forth under the Employment Agreements are as follows: $680,000 for Mr. Kanas and $375,000 for each of Messrs. Bohlsen and Singh. Maximum award opportunities are equal to $1,020,000 for Mr. Kanas and $500,000 for each of Messrs. Bohlsen and Singh. Messrs. Kanas and Singh are eligible to receive an award of performance-based shares based on performance during the performance period that began on July 1, 2013 and ends on June 30, 2014.

        On August 7, 2013, the Compensation Committee awarded Mr. Kanas 33,742 performance shares and Messrs. Bohlsen and Singh 16,540 performance shares for the performance period ended June 30, 2013. In the case of Messrs. Kanas and Singh, the award vested as to one-third on August 7, 2013 and one-half of the unvested portion of the awards will vest on each of June 30, 2014 and June 30, 2015, subject to the applicable executive's continued employment through such dates. Mr. Bohlsen's award was fully vested on August 7, 2013.

Equity Ownership Requirements

        In connection with the IPO, we adopted a policy relating to the minimum amount of equity securities that the named executive officers must retain for so long as they are employed by us. This policy, which may be waived from time to time by the Compensation Committee, but has not been waived since its adoption, provides that so long as Mr. Kanas is CEO, he will not sell equity if, after giving effect to such sale, his retained equity (including vested and unvested equity, including options) has a value that is less than twelve times his base salary. Although Mr. Kanas' base salary was eliminated in September 2012, as of March 17, 2014, he held equity securities (including vested and unvested equity, including options) having a value well in excess of his base salary that was in effect immediately prior to its being eliminated. Additionally, for Mr. Singh, the policy provides that so long as he is employed and is a named executive officer of the Company, he will not sell equity if, after giving effect to such sale, his respective retained equity (including vested and unvested equity, including options) has a value that is less than five times his base salary. We believe that requiring members of our senior management to invest and maintain ownership in our Company serves to align their interests with the interests of our stockholders generally. Each of Messrs. Kanas and Singh and Ms. Lunak's equity holdings exceeds our equity ownership policy guidelines.

Say on Pay

        We value the opinions of our stockholders. At the 2012 annual meeting of stockholders, approximately 99% of the votes cast on the stockholder advisory vote proposal on the compensation of our named executive officers ("Say on Pay") were cast in favor of our executive compensation program. In addition, over a majority of the votes cast on the Say on Pay frequency vote proposal were in favor of holding a Say on Pay vote every three years such that there will not be a Say on Pay vote until the 2015 annual meeting of stockholders. The Compensation Committee reviewed the results of the Say on Pay vote in 2012 and did not make changes to our executive compensation program based on the outcome of the vote and decided to retain the same general approach to our program. However, certain changes to our executive compensation program were made in 2012 in an effort to improve our compensation practices generally and to further align our compensation practices with the interests of our stockholders and otherwise in the interests of retaining key executives, such as entering into the Employment Agreements with Messrs. Kanas, Bohlsen and Singh, which included expiring provisions on gross-up payments for golden parachute excise taxes and eliminated possible discretionary cash bonuses and certain time-based equity incentive awards in favor of performance-based cash and equity incentives for each of Messrs. Kanas, Bohlsen and Singh.

Tax and Accounting Implications

        The Compensation Committee considers the tax implications of our compensation programs, including the implications of Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to herein as the Internal Revenue Code, which limits the deductibility of certain compensation to US$1 million per year for our CEO and for each of the other three most highly compensated named executive officers (other than our CFO) who are employed at year-end. Performance-based compensation may be excluded from this limitation.

COMPENSATION COMMITTEE REPORT

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Michael J. Dowling, Chair
Tere Blanca
Eugene F. DeMark
Ambassador Sue M. Cobb

 Summary Compensation Table

        The following summary compensation table sets forth the total compensation paid or accrued for the year ended December 31, 2013 to our named executive officers.

Summary Compensation Table for 2013

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $		All Other Compensation ($)		Total ($)
John A. Kanas	2013	—		3,370,000	(5)	1,020,021	(6)	—	21,249	(8)	236,061	(9)	4,647,331
Chairman, President and Chief	2012	1,500,000	(1)	1,500,000		3,980,250		—	14,019		510,873		7,505,142
Executive Officer	2011	2,250,000		—		—		—	5,319		183,462		2,438,781
Leslie N. Lunak	2013	383,335	(2)	350,000	(5)	—	(7)	—	—		24,108	(10)	757,443
Chief Financial Officer
Rajinder P. Singh	2013	500,000		1,250,000	(5)	500,004	(6)	—	10,214	(8)	106,574	(11)	2,366,792
Chief Operating Officer	2012	833,334		750,000		1,990,125		—	6,079		218,467		3,798,005
	2011	1,000,000		—		—		719,000	2,288		60,520		1,781,808
John Bohlsen	2013	1,750,000	(3)	500,000	(5)	500,004	(6)	—	10,437	(8)	199,192	(12)	2,959,633
Senior Advisor and Former Vice	2012	1,000,000		750,000		750,000		—	6,046		321,801		2,827,847
Chairman and Chief Lending Officer	2011	1,250,000		—		—		719,000	2,288		148,058		2,119,346
Randy R. Melby	2013	325,000		325,000	(5)	—		—	—		40,050	(13)	690,050
Former Chief Risk Officer of	2012	325,000		325,000		347,700		—	—		43,540		1,041,240
BankUnited	2011	325,000		300,000		576,270		—	—		23,025		1,224,295
Douglas J. Pauls	2013	282,693	(4)	—		—		—	7,148	(8)	8,213	(14)	298,054
Senior Advisor and Former Chief	2012	650,000		200,000		—		—	4,781		66,452		921,233
Financial Officer	2011	650,000		—		—		719,000	1,599		44,250		1,414,849

(1)
Effective September 1, 2012, Mr. Kanas' base salary was reduced from $2,250,000 to $0.

(2)
Effective March 1, 2013, Ms. Lunak became CFO of the Company. On February 1, 2013, her base salary increased from $200,000 to $400,000.

(3)
Effective July 1, 2013, Mr. Bohlsen stepped down as Vice Chairman and Chief Lending Officer and became a Senior Advisor to the Chairman. In connection with his change in role, his base salary increased from $500,000 to $3,000,000 and he is no longer entitled to any cash bonus or equity compensation awards.

(4)
Effective March 1, 2013, Mr. Pauls stepped down as CFO and became a Senior Advisor to the Company. At that time, his base salary decreased from $650,000 to $200,000.

(5)
For each of Messrs. Kanas and Singh, represents a retention bonus paid on December 15, 2013 and a performance-based bonus earned on June 30, 2013 and paid in August 2013. For Mr. Bohlsen, represents a performance-based bonus earned on June 30, 2013 and paid on August 15, 2013. For Ms. Lunak and Mr. Melby, represents a discretionary bonus earned for performance rendered in 2013 and paid on February 20, 2014 and March 15, 2014, respectively.

(6)
Represents the aggregate grant date fair value of restricted shares granted to the named executive officers in accordance with FASB ASC Topic 718.

(7)
On February 12, 2014, Ms. Lunak was awarded 12,500 restricted shares for her performance in the 2013 fiscal year and overall contribution to the Company.

(8)
Represents the value of above-market earnings on nonqualified deferred compensation amounts credited with respect to each applicable named executive officer. Pursuant to our Nonqualified Deferred Compensation Plan, amounts deferred thereunder are credited with interest at a rate of 6% per annum. According to IRS guidelines, as of December 2013, interest above 2.89% is considered above market.

(9)
All other compensation for Mr. Kanas includes contributions of $11,250 and $128,925 made by us on Mr. Kanas' behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively, $21,675 for an automobile allowance, $69,487 for a driver allowance and $4,724 in dividend payments.

(10)
All other compensation for Ms. Lunak includes a contribution of $9,513 made by us on Ms. Lunak's behalf to our 401(k) plan and $14,595 in dividend payments.

(11)
All other compensation for Mr. Singh includes contributions of $11,250 and $67,275 made by us on Mr. Singh's behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively, $25,733 for an automobile allowance and $2,316 in dividend payments.

(12)
All other compensation for Mr. Bohlsen includes contributions of $11,250 and $78,525 made by us on Mr. Bohlsen's behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively, $24,875 for an automobile allowance, $78,289 for a driver allowance and $6,253 in dividend payments.

(13)
All other compensation for Mr. Melby represents a contribution of $11,250 made by us on Mr. Melby's behalf to our 401(k) plan, $12,000 for an automobile allowance and $16,800 in dividend payments.

(14)
All other compensation for Mr. Pauls includes contributions of $5,250 and $2,963 made by us on Mr. Pauls behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively.

Grants of Plan-Based Awards

        The following table sets forth certain information with respect to the plan-based awards granted to each of our named executive officers during 2013.

2013 Grants of Plan-Based Awards

		Estimated Payouts Under Non- Equity Incentive Awards(1)
					Number of Shares of Stock (#)(2)	Closing Market Price on Date of Grant ($/Sh)
							Grant Date Fair Value of Stock Awards ($)(4)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)
John A. Kanas	8/7/2013	1,190,000	1,530,000	1,870,000	33,742	30.23	1,020,021
Leslie N. Lunak(3)	N/A	—	—	—	—	—	—
Rajinder P. Singh	8/7/2013	250,000	375,000	500,000	16,540	30.23	500,004
John Bohlsen	8/7/2013	—	—	—	16,540	30.23	500,004
Randy R. Melby	N/A	—	—	—	—	—	—
Douglas J. Pauls	N/A	—	—	—	—	—	—

(1)
Represents performance-based annual incentive awards granted pursuant to Employment Agreements for the performance period that began on July 1, 2013 and ends on June 30, 2014.

(2)
Represents performance-based share awards granted to each named executive under the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan. In the case of Messrs. Kanas and Singh, this award was vested as to one-third on August 7, 2013 and the unvested portion of the awards will vest in equal installments on June 30, 2014 and June 30, 2015, subject to the applicable executive's continued employment through such dates. Mr. Bohlsen's award fully vested on August 7, 2013.

(3)
On February 12, 2014, Ms. Lunak was awarded 12,500 restricted shares for her performance in the 2013 fiscal year and overall contribution to the Company. The shares vest in equal, annual installments on the first three anniversaries of the date of grant, subject to Ms. Lunak's continued employment through the applicable vesting dates.

(4)
Represents the value of restricted shares based on the closing price of the Company's common stock at the date of grant pursuant to FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows grants of equity awards outstanding on December 31, 2013 for each of our named executive officers:

Outstanding Equity Awards at 2013 Fiscal Year-End

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested		Market Value of Shares That Have Not Vested(6)
John A. Kanas	2,226,258	—		27.00	2/2/2021
						82,041	(2)	$2,700,790
Leslie N. Lunak	18,000	—		22.24	11/17/2020
						15,666	(3)	$515,725
Rajinder P. Singh	989,448	—		27.00	2/2/2021
	66,667	33,333	(1)	22.31	12/16/2021	40,800	(4)	$1,343,136
John Bohlsen	1,137,865	—		27.00	2/2/2021
	66,667	33,333	(1)	22.31	12/16/2021	—		—
Randy R. Melby	10,600	—		17.86	3/29/2020
						17,667	(5)	$581,598
Douglas J. Pauls	181,399	—		27.00	2/2/2021
	33,333	—		22.31	12/16/2021	—		—

(1)
Scheduled to vest December 16, 2014.

(2)
59,547 shares scheduled to vest on December 31, 2014. For 22,494 shares, fifty percent scheduled to vest on June 30, 2014, and the remaining fifty percent scheduled to vest on June 30, 2015.

(3)
4,000 shares vested on March 11, 2014. 3,333 shares scheduled to vest on December 16, 2014. For 8,333 shares, fifty percent scheduled to vest on December 10, 2014, and the remaining fifty percent scheduled to vest on December 10, 2015.

(4)
29,774 shares scheduled to vest on December 31, 2014. For 11,026 shares, fifty percent scheduled to vest on June 30, 2014, and the remaining fifty percent scheduled to vest on June 30, 2015.

(5)
3,667 shares vested on March 11, 2014. 14,000 shares were forfeited on March 31, 2014 with Mr. Melby's cessation of service with the Bank.

(6)
Based on the $32.92 closing price of our common stock on December 31, 2013.

Option Exercises and Stock Vested

        The following table contains information regarding equity held by our named executive officers, which vested during fiscal year 2013.

2013 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(3)
John A. Kanas	—	—	70,796	(1)	2,300,347
Leslie Lunak	—	—	11,500	(2)	342,583
Rajinder P. Singh	—	—	35,288	(1)	1,146,848
John Bohlsen	—	—	46,314	(1)	1,274,426
Randy R. Melby	4,000	59,800	12,666	(2)	382,353
Douglas J. Pauls	33,334	254,835	—		—

(1)
Represents the vesting of retention-based equity incentive awards and performance share awards pursuant to the terms of the executive's Employment Agreement.

(2)
Represents shares vested pursuant to the terms of the restricted stock awards.

(3)
The value is equal to the closing market price of a share of our common stock at the vesting or exercise date, multiplied by the number of shares vesting or acquired on such date.

Nonqualified Deferred Compensation

        Messrs. Kanas, Bohlsen, Singh and Pauls were eligible to participate in our Nonqualified Deferred Compensation Plan for fiscal year 2013. In 2014, we approved a new Nonqualified Deferred Compensation Plan in which all our named executive officers (as well as certain other employees) may participate. Our Nonqualified Deferred Compensation Plan allows each named executive officer the ability to defer compensation in excess of annual IRS limits that are applicable to our qualified 401(k) plan. Each of Messrs. Kanas, Bohlsen and Singh is (and Mr. Pauls was) eligible to receive company matching contributions under the plan. For the 2013 plan year, we contributed an amount equal to one hundred percent of the first one percent plus seventy percent of the next five percent of eligible compensation that Messrs. Kanas, Bohlsen, Singh and Pauls elected to defer under the plan. Amounts deferred by a named executive officer are vested at all times and amounts that we contribute on the executive's behalf will become vested upon the earlier to occur of a change in control (as defined in the plan), the executive's death, disability, attainment of "Normal Retirement Age" under our 401(k) plan or completion of two years of service. Amounts deferred under our Nonqualified Deferred Compensation Plan are distributed upon a date specified by the executive, which may be no earlier than January 1 of the third plan year following the plan year in which the compensation would have otherwise been paid to the executive, or upon the earliest to occur of the executive's separation from service, disability or a change in control.

        Nonqualified Deferred Compensation Table for 2013

	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
John A. Kanas	171,900	128,925	40,996	(122,024)	959,165
Leslie Lunak	—	—	—	—	—
Rajinder P. Singh	89,700	67,275	19,705	(52,495)	469,444
John Bohlsen	104,700	78,525	20,135	(52,495)	487,697
Randy R. Melby	—	—	—	—	—
Douglas J. Pauls	6,583	2,963	13,790	—	244,631

(1)
The amount of each named executive officer's contribution, if any, to the Nonqualified Deferred Compensation Plan is otherwise reflected as compensation earned in 2013 in the "—Summary Compensation Table for 2013."

(2)
Amounts reflect our contributions, if any, to the Nonqualified Deferred Compensation Plan for the applicable named executive officer. These amounts are also reported in the "All Other Compensation" column of "—Summary Compensation Table for 2013."

Potential Payments Upon Termination or Change-in-Control

        The employment arrangements with our named executive officers provide for certain severance payments and benefits, to the extent applicable, in the event of a termination of employment as described below:

        Employment Agreements with Messrs. Kanas, Singh and Bohlsen.    The Employment Agreements for Messrs. Kanas and Singh and the former Employment Agreements for Mr. Bohlsen provide that in the event of an executive's termination of employment by either the Bank or the Company without Cause (as defined in the respective agreements) or by the Executive for Good Reason (as defined in the respective agreements), such executive will be entitled to receive, subject to the executive's execution of a release of claims against the Bank or the Company, as applicable, payment of any unpaid retention awards, the accelerated vesting of equity awards (subject to certain exceptions), continued coverage under the employer's group health plans at the employer's expense for 24 months, as well as a payment equal to the following: $1,530,000 and $1,530,000 under Mr. Kanas' Employment Agreements with the Bank and the Company, respectively; and $1,312,500 and $437,500 under Mr. Singh's Employment Agreements with the Bank and the Company. The Employment Agreements with Mr. Bohlsen expired on July 1, 2013 and as of such date Mr. Bohlsen was no longer entitled to any severance benefits under the Employment Agreements.

        Each of the Employment Agreements also provide that in the event of death or disability, the portion of any outstanding equity award held by the applicable executive which would have vested in the 12 months immediately following the executive's death or disability will vest. Furthermore, each applicable executive and his dependents are generally entitled to receive continued coverage under the group health plans of the Bank or the Company, as applicable, at the sole expense of the Bank or the Company, as applicable, for 24 months following the executive's disability or death.

        Each of the Employment Agreements with the Bank provide that in the event that on or prior to August 31, 2013 (or prior to the expiration of the term, in the case of Mr. Bohlsen), it is publicly announced that a binding agreement has been entered into by the Bank and/or the Company with respect to a transaction that, if consummated, would constitute a change in control transaction giving rise to payments and benefits that trigger excise taxes under Section 4999 of the Internal Revenue Code, the Bank will reimburse the executive for any such excise taxes and for the taxes imposed on such reimbursement amount, as well as for certain related costs incurred by the executive. Such excise tax reimbursement obligation expired on August 31, 2013 and has no continued effect.

        Each of the Messrs. Kanas, Bohlsen and Singh are subject to confidentiality and non-disparagement obligations under the Employment Agreements, as well as non-competition and non-solicitation covenants for a period of 18 months following a termination of employment by the Company for Cause or following the applicable executive's voluntary resignation without Good Reason.

        The Employment Agreements are subject to regulatory laws to the extent applicable.

        Employment Agreement with Mr. Pauls.    Mr. Pauls' employment agreements expired on September 1, 2012, and therefore, he is not entitled to severance payments or benefits in the event of a termination of his employment.

        Change in Control Agreements with Mr. Melby and Ms. Lunak.    Ms. Lunak is, and Mr. Melby was, a party to a change in control agreement which provides that, if the executive's employment is terminated by the Company without Cause (as defined in the change in control agreement), or by the executive due to a reduction in base salary, each within six months following a change in control of the Company, the executive will be entitled to a payment in the amount equal to one year of his or her base salary, payable on the date that is six months following the change in control. The agreement further provides for payment, on the date that is six months following completion of the change in control, of a lump sum retention bonus equal to one year of base salary (as in effect immediately prior to the change in control), subject to the executive's continued employment with BankUnited and any successor to BankUnited through such date. Mr. Melby's offer letter and change in control agreement were terminated effective March 31, 2014, in connection with Mr. Melby's resignation and therefore Mr. Melby is no longer entitled to any severance or change in control protections under those agreements.

        Equity Awards.    In the event of a change in control (as defined in the Company's 2010 Omnibus Equity Incentive Plan), all outstanding awards held by the named executive officers that are then unvested would be subject to accelerated vesting, and any performance-based shares to be prospectively awarded with respect to a pending performance period would be granted and vested at target levels.

        The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers, which were estimated assuming that the triggering event took place on the last business day of the fiscal year (December 31, 2013) and calculated using the closing price per share of our common stock on such date ($32.92), and also assumes a cash-out of equity awards in connection with a change in control.

	Cash Severance ($)	Continued Benefits ($)	Value of Acceleration of Equity ($)	Excise Tax Gross-Up ($)	Total ($)
Mr. Kanas
Death / Disability	—	39,389	2,557,205	—	2,596,594
For Cause / Without Good Reason	—	—		—
Without Cause / For Good Reason	3,060,000	39,389	2,700,790	—	5,800,179
Change in Control	—	—	3,380,790	—	3,380,790
Leslie Lunak
Change in Control	400,000	—	927,225	—	1,327,225
Rajinder Singh
Death / Disability	—	39,590	1,640,311	—	1,679,901
For Cause / Without Good Reason	—	—	—	—	—
Without Cause / For Good Reason	1,750,000	39,590	1,696,799	—	3,786,389
Change in Control	—	—	2,071,799	—	2,071,799
John Bohlsen
Change in Control	—		353,663	—	353,663
Randy R. Melby
Change in Control	—	—	581,598	—	581,598
Douglas J. Pauls
Change in Control	—	—	—	—	—

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes information, as of December 31, 2013, relating to the Company's equity compensation plans pursuant to which grants of equity incentive awards to acquire shares of our common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by securityholders	N/A	N/A		N/A
Equity compensation plans not approved by securityholders(1)(2)	5,726,579	$26.27	(3)	1,177,909	(4)
Total	5,726,579			1,177,909

(1)
Includes 683,523 shares subject to restricted share awards and 5,043,056 shares subject to stock options under the BankUnited, Inc. 2009 Stock Option Plan (the "2009 Plan") and the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan (the "2010 Plan").

(2)
Excludes 27,883 shares subject to outstanding stock options under the Heritage Bank, N.A. 2008 Stock Incentive Plan, which options have a weighted-average exercise price of $46.26. This plan was assumed in connection with the Company's acquisition of Herald National Bank. No further awards are available for issuance under this plan.

(3)
Represents the weighted average exercise price on stock options only.

(4)
Pursuant to the 2010 Plan. The 2009 Plan was frozen on February 12, 2014 and no further awards are available for issuance under this plan.

        In connection with the IPO, the Company adopted the 2010 Plan. The 2010 Plan is administered by the Board or a committee thereof and provides for the grant of non-qualified stock options, share appreciation rights, restricted shares, deferred shares, performance shares, unrestricted shares and other share-based awards to selected employees, directors or independent contractors of the Company and its affiliates. The number of shares of common stock authorized for award under the 2010 Plan is 7,500,000, of which 1,177,909 shares remained available for issuance as of December 31, 2013. In February 2014, the Compensation Committee approved awards of 620,180 shares subject to restricted share awards to employees in recognition of their contribution to the Company's performance in fiscal year 2013. Shares of common stock delivered under the 2010 Plan may consist of authorized but unissued shares or previously issued shares reacquired by the Company. The term of a share option or stock appreciation right issued under the 2010 Plan may not exceed ten years from the date of grant and the exercise price may not be less than the fair market value of the Company's common stock at the date of grant. Unvested awards generally become fully vested in the event of a change in control (as defined in the 2010 Plan).

PROPOSAL NO. 3

APPROVAL OF THE BANKUNITED, INC. 2014 OMNIBUS EQUITY INCENTIVE PLAN

        On April 8, 2014, the Board of Directors approved the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan (the "2014 Omnibus Plan"), subject to approval by our stockholders.

        The Board of Directors believes that the adoption of the 2014 Omnibus Plan is in the best interests of the Company and its stockholders. As a key element of our compensation program, our equity grants are designed to provide additional incentives to selected management, employees, directors, independent contractors and consultants of the Company or its Affiliates in order to retain such persons whose efforts will facilitate the long-term growth and profitability of the Company. Stockholder approval of the 2014 Omnibus Plan will accomplish the following:

  •
  Authorize 4,000,000 shares of common stock for issuance under the 2014 Omnibus Plan;

  •
  Permit the Company to grant equity awards to eligible individuals pursuant to the 2014 Omnibus Plan until the tenth anniversary of the date the 2014 Omnibus Plan is approved by the Company's stockholders; and

  •
  Constitute approval for purposes of Section 162(m) of the Internal Revenue Code of the 2014 Omnibus Plan and the performance goals set forth in the 2014 Omnibus Plan, the attainment of which may be a condition to the grant and/or vesting of awards made under the 2014 Omnibus Plan.

        If the 2014 Omnibus Plan is not approved by stockholders, the 2010 Plan will remain in effect in accordance with its existing terms.

Rationale for Adopting 2014 Omnibus Plan

        In considering the proposal to adopt the 2014 Omnibus Plan, the Compensation Committee considered the number of shares required to continue making equity awards at levels consistent with prior practice and the dilutive impact that additional shares would have on our stockholders. If we do not approve the 2014 Omnibus Plan, the Company expects that we will exhaust the share reserve under the 2010 Plan within fewer than two years, at which time we would lose an important compensation tool designed to align stockholder interests and attract, motivate and retain highly qualified talent. The Compensation Committee has determined that 4,000,000 shares should satisfy our compensation needs for at least the next four years while maintaining acceptable levels of potential stockholder dilution. In its determination to adopt the 2014 Omnibus Plan, including the share reserve thereunder, the Compensation Committee considered the review prepared by Towers Watson, its independent compensation consultant, which included an analysis of the burn rate, dilution and overhang metrics discussed below.

        We are committed to effectively managing the Company's equity compensation share reserve while minimizing stockholder dilution. The Company has carefully managed its equity-based compensation in order to maintain an acceptable burn rate. Using the current methodology of Institutional Shareholder Services ("ISS"), the Company's gross burn rate for each of the last three fiscal years is within the guidelines recommended by ISS. Our burn rate for the last three years ending on December 31, 2013 was 1.60%, well below the ISS cap of 3.13% for our industry classification. The requested share increase under the 2014 Omnibus Plan represents approximately 4.0% of outstanding shares of the Company as of December 31, 2013. The total potential dilution, assuming all the shares that are proposed to be reserved for issuance under the 2014 Omnibus Plan are issued, will be 3.8% of our common stock outstanding as of December 31, 2013. The Company also believes that it maintains a reasonable overhang, calculated by dividing the total number of shares subject to equity awards outstanding under all of the Company's equity plans at a point in time by the number of shares outstanding at the same point in time, which was 5.7% as of December 31, 2013.

Summary of the Material Terms of the 2014 Omnibus Plan

        The following is a description of the material features of the 2014 Omnibus Plan. It does not purport to be complete and is qualified in its entirety by the full text of the 2014 Omnibus Plan, which is attached hereto as Appendix A. The 2014 Omnibus Plan is not intended to be (and will not be construed and administered as) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

Purpose

        The purposes of the 2014 Omnibus Plan are to provide additional incentives to selected employees, directors, or independent contractors of and consultants to us or certain of our affiliates, in order to strengthen their commitment, motivate them to faithfully and diligently perform their responsibilities and to attract and retain competent and dedicated persons who are essential to the success of our business and whose efforts will impact our long-term growth and profitability.

        The 2014 Omnibus Plan provides for the grant of options to acquire shares of common stock (all options granted under the 2014 Omnibus Plan are intended to be non-qualified options and are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code), share appreciation rights ("SARs"), restricted shares, deferred shares, performance shares, unrestricted shares and other share-based awards.

Plan Administration; Eligibility

        The 2014 Omnibus Plan may be administered by our Board or by a committee of directors designated by our Board (the "Administrator"). The Administrator has broad administrative authority to interpret the 2014 Omnibus Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2014 Omnibus Plan. Pursuant to its administrative authority, the Administrator may, among other things: select the persons who will receive awards and determine the types of awards to be granted; determine the terms and conditions of those awards, and amend the terms and conditions of outstanding awards. Employees, directors, independent contractors and consultants of the Company and its affiliates are eligible to participate in the 2014 Omnibus Plan. As of April 1, 2014, there were approximately 1,700 individuals who would be eligible to participate in the 2014 Omnibus Plan.

Shares of Common Stock Subject to Awards

        The number of shares of our common stock available for issuance under the 2014 Omnibus Plan is 4,000,000. The aggregate awards granted during any single year to a person who is likely to be a "covered employee" (within the meaning of Section 162(m) of the Internal Revenue Code) may not exceed 400,000 shares of our common stock.

        The shares of our common stock issued under the 2014 Omnibus Plan may consist of authorized but unissued shares or shares that we may reacquire in the open market, in private transactions, or otherwise. If any shares of common stock subject to an award granted under the 2014 Omnibus Plan are forfeited, cancelled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the participant, those shares will again be available for awards under the 2014 Omnibus Plan.

        The 2014 Omnibus Plan provides that, in the event of a merger, consolidation, recapitalization, share dividend or other change in corporate structure affecting our common stock, the Administrator will make, in its sole discretion, an equitable substitution or proportional adjustment in (i) the aggregate number of shares of common stock reserved for issuance under the 2014 Omnibus Plan, (ii) the maximum number of shares of common stock that may be subject to awards granted to a participant in any calendar year, (iii) the kind, number and exercise price subject to outstanding options and SARs granted under the 2014 Omnibus Plan, and (iv) the kind, number and purchase price of shares of common stock subject to outstanding awards of restricted shares, deferred shares, performance shares or other share-based awards granted under the 2014 Omnibus Plan. In addition, in the event of a merger, amalgamation, consolidation, reclassification, spin-off, spin-out, repurchase, reorganization, recapitalization, share dividend or other change in corporate structure affecting the common stock, the Administrator may, in its discretion, terminate all awards in exchange for the payment of cash or in-kind consideration.

Awards

        General.    The terms and conditions of each award granted under the 2014 Omnibus Plan will be set forth in an award agreement in a form to be determined by the Administrator.

        Options.    The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant.

        An optionee will have no rights to dividends or distributions or other rights of a stockholder with respect to the shares of common stock subject to an option until the optionee has given written notice of exercise and paid the exercise price and applicable withholding taxes.

        Unless the award agreement provides otherwise, in the event of an optionee's termination of employment or service for any reason other than for cause, retirement, disability or death, the optionee's options (to the extent exercisable at the time of such termination) generally will remain exercisable until 90 days after such termination and will then expire. Unless the applicable option agreement provides otherwise, in the event of an optionee's termination of employment or service due to retirement, disability or death, the optionee's options (to the extent exercisable at the time of such termination) generally will remain exercisable until one year after such termination and will then expire. Options that were not exercisable on the date of termination of the optionee's employment or service for any reason other than for cause will expire at the close of business on the date of such termination. In the event of an optionee's termination of employment or service for cause, the optionee's outstanding options will expire at the commencement of business on the date of such termination.

        Share Appreciation Rights.    SARs may be granted under the 2014 Omnibus Plan either alone ("free-standing SAR") or in conjunction with all or part of any option granted under the 2014 Omnibus Plan ("related SAR"). A free-standing SAR granted under the 2014 Omnibus Plan will entitle its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of common stock over a specified price fixed by the Administrator on the date of grant (which shall be no less than fair market value at the date of grant). A related SAR granted under the 2014 Omnibus Plan will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option. The Administrator may determine to settle the exercise of a SAR in shares of common stock, cash or any combination of both. The exercise price of a SAR may not be less than 100% of the fair market value of a share of common stock on the date of grant. The exercise period of a free-standing SAR may not exceed ten years from the date of grant. The exercise period of a related SAR will expire upon the expiration of its related award.

        Participants who are granted SARs shall have no rights as stockholders of BankUnited, Inc. with respect to the grant or exercise of such rights.

        In the event of a participant's termination of employment or service, free-standing SARs will be exercisable at such times and subject to such terms and conditions as determined by the Administrator in the applicable award agreement, while related SARs will be exercisable at such times and subject to the terms and conditions applicable to the related option.

        Restricted Shares, Deferred Shares and Performance Shares.    Restricted shares, deferred shares and performance shares may be issued either alone or in addition to other awards granted under the 2014 Omnibus Plan. The Administrator will determine the purchase price and performance objectives, if any, with respect to the grant of restricted shares, deferred shares and performance shares. Subject to the provisions of the 2014 Omnibus Plan and the applicable award agreement, the Administrator has the sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including the attainment of certain performance goals, a participant's termination of employment or service or a participant's death or disability.

        Unless the award agreement provides otherwise, participants with restricted shares and performance shares will generally have all of the rights of a shareholder, including dividend or distribution rights; provided, however that any dividends or dividend equivalents provided with respect to restricted shares, deferred shares or performance shares that are subject to the attainment of specified performance goals will be subject to the same terms, conditions and risk of forfeiture as the underlying awards. Participants with deferred shares will generally not have the rights of stockholders, but, during the restricted period, deferred shares may be credited with dividend or distribution equivalent rights, if the award agreement so provides.

        The rights of a participant with respect to restricted shares, deferred shares and performance shares upon termination of the participant's employment or service will be set forth in the applicable award agreement.

        Performance shares may be subject to the achievement of one or more of the following performance goals: (i) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items, (ii) book value per share (which may exclude nonrecurring items), tangible book value per share and/or growth thereof; (iii) levels of or changes in levels of pre-tax income, after-tax income, net income, net interest income, or fee income; (iv) earnings per share (basic or diluted), core earnings per share and/or growth thereof; (v) operating profit; (vi) revenue, revenue growth or rate of revenue growth; (vii) return measures, including one or more of return on assets (gross or net), return on tangible assets, cash return on assets, cash return on tangible assets, return on investment, return on capital, or return on equity, return on tangible equity, cash return on equity, cash return on tangible equity; (viii) operating expenses; (ix) share price, absolute and/or relative metrics of stock performance, dividends, and/or total capital returned to shareholders; (x) implementation or completion of critical projects or processes; (xi) cumulative earnings per share growth; (xii) levels of or changes in levels of net interest margin, operating margin or profit margin; (xiii) levels of or changes in levels of efficiency ratio or cash efficiency ratio; (xiv) cost targets, reductions and savings, productivity and efficiencies; (xv) levels of or trends in non-performing assets; (xvi) achieving or maintaining specified levels of GAAP and/or regulatory capital; (xvii) levels of or changes in levels of provision, provision rate, net charge-off, or net-charge-off ratio; (xviii) levels of or trends in specified financial statement line items or components thereof, including, but not limited to, cost of deposits, growth of deposits, cost of funds, loan growth, loan yields, or interest earnings asset yields; (xix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, regulatory matters, information technology, and goals relating to acquisitions, divestitures, joint ventures and/or similar transactions, and/or budget comparisons; (xx) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, and the completion of other corporate transactions; and (xxi) any combination of, or a specified increase in, any of the foregoing. Performance goals not specified in the 2014 Omnibus Plan may be used to the extent that an award is not intended to comply with Section 162(m) of the Internal Revenue Code. If required to deduct the compensation under Section 162(m) of the Internal Revenue Code, no payment shall be made to a participant that is likely to be a "covered employee" (within the meaning of Section 162(m) of the Internal Revenue Code) prior to the certification by a committee composed entirely of individuals that meet the qualifications of an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code that the performance goals have been attained. Any performance criteria applicable to awards intended to qualify as "performance-based compensation" (within the meaning of 162(m) of the Internal Revenue Code) shall be established by the Administrator not later than the time prescribed under Section 162(m) of the Internal Revenue Code and the regulations thereunder.

        Other Share-Based Awards.    The Administrator may grant other share-based awards upon terms and conditions determined by the Administrator at the date of grant or thereafter.

Treatment of Outstanding Awards upon a Change in Control

        The 2014 Omnibus Plan provides that, unless otherwise determined by the Administrator and evidenced in an award agreement, if a change in control occurs, then (i) any unvested or unexercisable portion of an award carrying a right to exercise shall become fully vested and exercisable and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other award granted under the 2014 Omnibus Plan will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved.

        For purposes of the 2014 Omnibus Plan a "change in control" means, in general: (i) a person or entity acquires securities representing 50% or more of our voting power; (ii) certain mergers or amalgamations involving us or any of our subsidiaries and another corporation; (iii) an unapproved change in the majority membership of our Board; (iv) the approval by stockholders of a plan of complete liquidation or dissolution of our company; or (v) the consummation of an agreement for certain sales or dispositions of all or substantially all of our assets.

Termination of Employment and Service

        Unless otherwise provided in an award agreement, upon a participant's termination of employment or service, the participant will forfeit any options to the extent they were not exercisable on the date of such termination. Related SARs shall be exercisable at such time or times and subject to such terms and conditions as the related option. The rights of participants granted free-standing SARs, restricted shares, deferred shares, performance shares or other share-based awards upon a termination of employment or service shall be set forth in the award agreement.

Transferability of Awards

        Until such time as the awards are fully vested and/or exercisable in accordance with the 2014 Omnibus Plan or an award agreement thereunder, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any award or any agreement or commitment to do any of the foregoing by any holder thereof in violation of the provisions of the 2014

Omnibus Plan or an award agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Unless otherwise determined by the Administrator, an option may be exercised, during the lifetime of the participant, only by the participant or, during any period during which the participant is under a legal disability, by the participant's guardian or legal representative.

Amendment or Termination of Plan

        Our Board may amend, alter or terminate the 2014 Omnibus Plan, provided that no such amendment, alteration or termination shall be made that would impair the rights of a participant under any award theretofore granted without such participant's consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company's stockholders for any amendment that would require such approval in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code, any rules of the stock exchange on which the Company's common stock is traded or other applicable law, including, without limitation, repricing of stock options and option exchanges.

Determination of Fair Market Value

        The fair market value of a share of common stock will be determined by the Administrator in its sole discretion, subject to certain limitations, including if our common stock is admitted to trading on a national securities exchange, the fair market value of a share of common stock will be the closing sales price per share on the applicable date, or if no sale was reported on that date, for the last preceding date on which there was a sale of shares of common stock on the exchange.

Certain Federal Income Tax Consequences

Options

        All options to acquire shares of common stock granted under the 2014 Omnibus Plan are intended to be non-qualified options and are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. A participant generally will not recognize taxable income upon the grant of an option. Rather, at the time of exercise of the option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If the shares of common stock acquired upon the exercise of a non-qualified option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the participant.

Share Appreciation Rights

        A participant generally will not recognize taxable income upon the grant of a SAR. Rather, at the time of exercise of the SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. The Company generally will be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income. The participant's tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Shares and Performance Awards

        A participant generally will not be taxed upon the grant of a restricted share or performance award, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a substantial risk of forfeiture (within the meaning of the Internal Revenue Code). The participant's tax basis in the shares will equal the fair market value of the shares at the time the restrictions lapse, and the participant's holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Internal Revenue Code, a participant may elect to recognize ordinary income at the time the restricted or performance shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant's holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Deferred Shares

        In general, the grant of deferred shares will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such an award, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

Deductibility Limit on Compensation in Excess of $1 Million

        Section 162(m) of the Internal Revenue Code generally limits the deductible amount of total annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the 2014 Omnibus Plan) by a public company to each "covered employee" to no more than $1 million. Excluded from total compensation for this purpose is compensation that is "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code. Unless an exception applies, compensation otherwise deductible in connection with awards granted under the 2014 Omnibus Plan will be subject to this limit.

        The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to U.S. residents under the 2014 Omnibus Plan. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the 2014 Omnibus Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved.

New Plan Benefits

        The benefits that will be awarded or paid under the 2014 Omnibus Plan to particular individuals or groups cannot currently be determined. The number of awards (if any) that an individual may receive under the 2014 Omnibus Plan is in the discretion of the Compensation Committee and the Compensation Committee has not determined future awards or who might receive them.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RESOLUTION
APPROVING THE BANKUNITED, INC. 2014 OMNIBUS EQUITY INCENTIVE PLAN.

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

        The following table sets forth certain information with respect to the beneficial ownership of the Company's equity securities as of March 17, 2014 by: (1) each person or entity, based on information contained in Schedules 13G filed with the SEC, who owns of record or beneficially more than 5% of any class of the Company's voting securities; (2) each of the Company's executive officers and directors; and (3) all of the Company's directors and named executive officers as a group. Beneficial ownership is determined in accordance with the rules of SEC. To our knowledge, each stockholder will have sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote to the following table. Unless otherwise indicated in a footnote, the business address of each person is our corporate address, c/o BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

        In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 17, 2014. We did not, however, deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares of Common Stock Beneficially Owned
Name of beneficial owner	Number	%
Executive Officers, Directors and Director Nominees:
John A. Kanas(1)	4,215,430	4.2
Douglas J. Pauls(2)	281,162	*
Rajinder P. Singh(3)	1,274,798	1.3
Leslie N. Lunak(4)	63,899	*
John Bohlsen(5)	1,204,532	*
Randy Melby(6)	52,600	*
Tere Blanca	1,000	*
Ambassador Sue M. Cobb(7)	115,559	*
Eugene F. DeMark(8)	17,682	*
Michael Dowling(9)	1,000	*
Chinh E. Chu	100	*
Wilbur L. Ross, Jr.	100	*
Pierre Olivier Sarkozy	100	*
Lance N. West	100	*
Sanjiv Sobti	—
A. Robert Towbin	—
All executive officers and directors as a group (18 persons)	7,285,253	7.2
Greater than 5% Stockholders (Other than Executive Officers and Directors):
Wellington Management Company, LLP(10)	9,918,366	9.8
Neuberger Berman Group LLC(11)	5,280,290	5.2

(1)
Includes 82,041 restricted shares and 2,226,258 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following March 17, 2014.

(2)
Includes 214,732 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following March 17, 2014 and 31,000 shares held by the Pauls Family Foundation, for which Mr. Pauls serves as a co-trustee. Mr. Pauls disclaims beneficial ownership of these shares except to the extent of his pecuniary interests therein, if any. The address of the Pauls Family Foundation is 4055 Gnarled Oaks Lane, Johns Island, SC 29455.

(3)
Includes 40,800 restricted shares and 1,056,115 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following March 17, 2014.

(4)
Includes 24,166 restricted shares and 18,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following March 17, 2014.

(5)
Represents 1,204,532 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following March 17, 2014.

(6)
Includes 10,600 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following March 17, 2014. Also includes 14,000 restricted shares that were forfeited on March 31, 2014 with Mr. Melby's cessation of service with the Bank.

(7)
Includes 1,333 restricted shares. Also includes 39,745 shares of common stock held by the Cobb Family Twenty-Second Century Fund I, 17,034 shares of common stock held by the Cobb Family Foundation and 56.780 shares held by McCourt Griffin L.P. Ambassador Cobb is a member of our Board and Ambassador Cobb is a voting director of the Cobb Family Foundation, a trustee of the Cobb Twenty-Second Century Fund and the general partner and limited partner of McCourt Griffin L.P. Ambassador Cobb disclaims beneficial ownership of such shares except to the extent of her pecuniary interests therein, if any. The address of each of the entities and persons identified in this note is c/o Cobb Partners Limited, P.O. Box 144200, Coral Gables, FL 33134.

(8)
Includes 3,333 restricted shares.

(9)
Includes 1,000 restricted shares.

(10)
Based on the Schedule 13G dated as of December 31, 2013 filed with the SEC, Wellington Management Company, LLP is deemed to have beneficial ownership of 9,918,366 shares of common stock, including shared voting power over 9,690,568 shares and shared dispositive power over 9,918,366 shares. Based on the Schedule 13G dated as of December 31, 2013 filed with the SEC, the address of Wellington Management Company, LLP is 280 Congress Street, Boston, MA 02210.

(11)
Based on the Schedule 13G dated as of December 31, 2013 filed with the SEC, Neuberger Berman Group LLC and its affiliates are deemed to have beneficial ownership of 5,280,290 shares of common stock, including shared voting power over 5,263,341 shares and shared dispositive power over 5,280,290 shares. Based on the Schedule 13G dated as of December 31, 2013 filed with the SEC, the address of Neuberger Berman Group LLC is 605 Third Avenue, New York, NY 10158.

CERTAIN RELATED PARTY RELATIONSHIPS

Review and Approval of Transactions with Related Persons

        Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve's Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions. In addition, certain of our original investors (investment funds affiliated with The Blackstone Group ("Blackstone"), The Carlyle Group ("Carlyle"), Centerbridge Partners, L.P. ("Centerbridge") and WL Ross & Co. LLC ("WL Ross" and, together with Blackstone, Carlyle and Centerbridge, the "Sponsors")) entered into passivity commitments ("Passivity Commitments") with the Board of Governors of the Federal Reserve System (the "Federal Reserve") at the time that the Company became a bank holding company in February 2012. The Passivity Commitments replaced Rebuttal of Control Agreements that had been in place with the Office of the Comptroller of the Currency (the "OCC") in connection with these investment funds' initial investments in us. The Passivity Commitments will continue in effect until such time as the Federal Reserve releases the investment funds from their respective commitments. Among other things, the Passivity Commitments limit the ability of these investment funds to conduct transactions and have business relationships with us or our affiliates, to have representation on the Board of Directors and certain Board committees and otherwise to exercise significant influence over our management and policies. We have adopted a policy to assist these investment funds in complying with their respective Passivity Commitments.

        Our Board of Directors has also adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the NYSE concerning related party transactions. Related party transactions are transactions in which our Company is a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of our Company include directors (including nominees for election as directors), executive officers, greater than 5% stockholders of our Company and the immediate family members of these persons. Our general counsel, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to our Related Party Transactions Policy. If so, the transaction will be referred for approval or ratification to the Nominating and Corporate Governance Committee. In determining whether to approve a related party transaction, the Nominating and Corporate Governance Committee will consider, among other factors, the fairness of the proposed transaction; the direct or indirect nature of the director's, executive officer's or related party's interest in the transaction; the appearance of an improper conflict of interests for any director or executive officer of the Company, taking into account the size of the transaction and the financial position of the director, executive officer or related party; whether the transaction would impair an outside director's independence; the acceptability of the transaction to the Company's regulators; and the potential violations of other Company policies. Our Related Party Transactions Policy is available on our website at http://ir.bankunited.com, as Annex B to our Corporate Governance Guidelines.

Registration Rights Agreement

        In connection with our IPO, BankUnited, Inc., certain investment funds affiliated with the Sponsors, LF Moby LLC, Mr. DeMark, Ambassador Cobb, Mr. Kanas, John Bohlsen, Mr. Pauls, Mr. Singh and certain former members of BU Financial Holdings LLC (our parent company prior to the initial public offering) entered into a registration rights agreement, dated February 2, 2011 (as amended February 29, 2012, the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Sponsors have demand registration rights. The registration rights provisions require us to register the shares of common stock beneficially owned by the demanding Sponsor with the SEC for sale by it to the public, provided that the value of the registrable securities proposed to be sold by such demanding Sponsor is at least the lesser of $50.0 million or the value of all registrable securities held by such Sponsor. The registration rights provisions also provide that we may be required under certain circumstances to file a shelf registration statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act. We may postpone the filing of such a registration statement or suspend the effectiveness of any registration statement for a reasonable "blackout period" not in excess of 90 days if our Board determines that such registration or offering could materially interfere with a bona fide business or financing transaction of the Company or is reasonably likely to require premature disclosure of material, non-public information, the premature disclosure of which the Board reasonably determines in the exercise of its good faith judgment would not be in the best interests of the Company; provided that we shall not postpone the filing of a registration statement or suspend the effectiveness of any registration statement for more than 90 days in the aggregate in any 360-day period.

        In addition, pursuant to the registration rights provisions, in the event that we are registering additional shares of common stock for sale to the public, whether on our own behalf (except in connection with a registration on Form S-4 or Form S-8 or any successor or similar form or in a registration of securities solely relating to an offering and sale to employees pursuant to any employee stock plan or other employee benefit plan arrangement) or through a demand registration on behalf of a Sponsor (as described above), we are required to give notice of such registration to all parties to the Registration Rights Agreement that hold registrable securities (which includes members of our management that hold shares of our common stock) of the intention to effect such a registration. Such notified persons have piggyback registration rights providing them the right to have us include the shares of common stock owned by them in any such registration if we have received written requests for inclusion therein within prescribed time limits, subject to other provisions under the Registration Rights Agreement.

        Between March 2013 and March 2014, the Sponsors sold 51,931,097 shares of our common stock in registered secondary offerings (the "Secondary Offerings"). As a result of the Secondary Offerings, as of March 7, 2014, the Sponsors no longer own any shares of our common stock.

Director Nomination Agreement

        In connection with our IPO, we entered into the Director Nomination Agreement with Mr. Kanas and the Sponsors. The Director Nomination Agreement provides that, so long as Mr. Kanas is our CEO, Mr. Kanas may designate two individuals (one of whom will be Mr. Kanas) to be nominated for election to the Board of Directors and, subject to limited exceptions, we will recommend to our stockholders the election of those individuals. Two of our current directors, Mr. Kanas and Mr. Singh, were designated consistent with this arrangement, and pursuant to the Director Nomination Agreement and Mr. Kanas' designation, we have recommended that our stockholders elect Mr. Kanas and Mr. Singh as directors at the Annual Meeting.

        The Director Nomination Agreement also granted each Sponsor the right to designate one individual for nomination to the Board of Directors for as long as such Sponsor owned more than 40% of the common stock that it owned immediately prior to the consummation of our IPO. Four of our current directors were designated pursuant to this arrangement, including Mr. Chu by Blackstone; Mr. Sarkozy by Carlyle; Mr. Ross by WL Ross; and Mr. West by Centerbridge. Because the Sponsors no longer own any shares of our common stock as of March 7, 2014, each no longer has any right to designate individuals for nomination to our Board of Directors. As reported on a Current Report on Form 8-K filed with the SEC on March 14, 2014, the Sponsors' prior designees are not standing for re-election at the Annual Meeting.

 REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

        In order to submit stockholder proposals for the 2015 annual meeting of stockholders for inclusion in the Company's Proxy Statement pursuant to Exchange Act Rule 14a-8, materials must be received by the Corporate Secretary at the Company's principal office in Miami Lakes, Florida, no later than December 12, 2014.

        The proposals must comply with all of the requirements of Exchange Act Rule 14a-8. Proposals should be addressed to: Corporate Secretary, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

        The Company's Amended and Restated By-Laws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the Proxy Statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2015 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be delivered to the Corporate Secretary at the Company's principal office in Miami Lakes, Florida (see above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company's Amended and Restated By-Laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than January 14, 2015, and no later than February 13, 2015. All director nominations and stockholder proposals must comply with the requirements of the Company's By-Laws, a copy of which may be obtained at no cost from the Corporate Secretary of the Company.

        Other than the three proposals described in this Proxy Statement, the Company does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any one or more of the Company's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

        The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

APPENDIX A
BANKUNITED, INC.
2014 OMNIBUS EQUITY INCENTIVE PLAN

Section 1.  Purpose of Plan.

        The name of the Plan is the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan (the "Plan"). The purposes of the Plan are to provide an additional incentive to selected management, employees, directors, independent contractors, and consultants of the Company or its Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the Company's business, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards, or any combination of the foregoing.

Section 2.  Definitions.

        For purposes of the Plan, the following terms shall be defined as set forth below:

        (a)   "Administrator" means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

        (b)   "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

        (c)   "Award" means any Option, Share Appreciation Right, Restricted Share, Deferred Share, Performance Share, or Other Share-Based Award granted under the Plan.

        (d)   "Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award.

        (e)   "Beneficial Owner" (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

        (f)    "Board" means the Board of Directors of the Company.

        (g)   "By-laws" mean the by-laws of the Company, as may be amended and/or restated from time to time.

        (h)   "Cause" shall have the meaning assigned to such term in any individual employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define "Cause," Cause shall mean (i) the Participant commits any act of fraud, intentional misrepresentation or serious misconduct in connection with the business of the Company or any Affiliate, including, but not limited to, falsifying any documents or agreements (regardless of form); (ii) the Participant materially violates any rule or policy of the Company or any Affiliate (A) for which violation an employee may be terminated pursuant to the written policies of the Company or any Affiliate reasonably applicable to such an employee, (B) which violation results in material damage to the Company or any Affiliate or (C) which, after written notice to do so, the Participant fails to correct within a reasonable time; (iii) other than solely due to Disability, the Participant willfully breaches or habitually neglects any material aspect of the Participant's duties assigned to the Participant by the Company or any Affiliate, which assignment was reasonable in light of the Participant's position with the Company or its Subsidiaries (all of the foregoing duties, "Duties");

(iv) other than solely due to Disability, the Participant fails, after written notice, adequately to perform any Duties and such failure is reasonably likely to have a material adverse impact upon the Company or any Affiliate or the operations of any of them; provided, that, for purposes of this clause (iv), such a material adverse impact will be solely determined with reference to the Participant's Duties and annual compensation as such Duties and compensation relate to the Participant's job classification; (v) the Participant materially fails to comply with a direction from the Chief Executive Officer of the Company, the Board or the board of directors of any Affiliate of the Company with respect to a material matter, which direction was reasonable in light of the Participant's position with the Company or any Affiliate; (vi) while employed by or providing services to the Company or any Affiliate, and without the written approval of the Board, the Participant performs services for any other corporation or person which competes with the Company or any of its Subsidiaries, or otherwise violates any restrictive covenants contained in any Award Agreement or any other agreement between the Participant and the Company or any Affiliate; (vii) the Participant's indictment, conviction, or entering a plea of guilty or nolo contendere to, a felony (other than a traffic or moving violation) or any crime involving dishonesty; (viii) the Participant engages in any other action that may result in termination of an employee for cause pursuant to any generally applied standard, of which standard the Participant knew or reasonably should have known, adopted in good faith by the Board or the board of directors of any of the Company's Subsidiaries from time to time but prior to such action or condition; or (ix) any willful breach by the Participant of his fiduciary duties as a director of the Company or any of its Subsidiaries.

        (i)    "Change in Capitalization" means any (1) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) special dividend (whether in the form of cash, Common Stock or other property), share split or reverse share split, (3) combination or exchange of shares, (4) other change in corporate structure, or (5) any other transaction, distribution or action, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

        (j)    "Change in Control" shall mean the first to occur of the following events:

          (1)   any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person or any securities acquired directly from the Company or any Affiliate thereof) representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (3) below; or

          (2)   the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          (3)   there is consummated a merger, amalgamation or consolidation of the Company or any Subsidiary thereof with any other corporation, other than (A) a merger, amalgamation or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger, amalgamation or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, amalgamation or consolidation or (B) a merger, amalgamation or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

          (4)   the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

        For each Award that constitutes deferred compensation under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award, resulting in the payment of such Award, only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred within the meaning of Section 409A of the Code.

        Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of shares of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

        (k)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

        (l)    "Committee" means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of an "outside director" within the meaning of Section 162(m) of the Code, a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act ("Rule 16b-3") and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Articles of Incorporation or By-laws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee's members.

        (m)  "Common Stock" means the common stock of the Company, par value $0.01 per share, of the Company.

        (n)   "Company" means BankUnited, Inc. (or any successor company, except as the term "Company" is used in the definition of "Change in Control" above).

        (o)   "Covered Employee" means a "covered employee," as such term is defined in Section 162(m)(3) of the Code.

        (p)   "Deferred Shares" means the right granted pursuant to Section 9 hereof to receive Shares at the end of a specified deferral period or periods and/or upon attainment of specified performance objectives.

        (q)   "Disability" means, with respect to any Participant, that such Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

        (r)   "Eligible Recipient" means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee, director, independent contractor or consultant of the Company or any Subsidiary of the Company who has been selected as an eligible participant by the Administrator.

        (s)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (t)    "Exercise Price" means, with respect to any Award under which the holder may purchase Shares, the per share price at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.

        (u)   "Fair Market Value" as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator in its sole discretion; provided, however, that (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported, (ii) if the Common Stock is admitted to quotation on the New York Stock Exchange ("NYSE") system or other comparable quotation system and has been designated as a National Market System ("NMS") security, the fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such system on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, or (iii) if the Common Stock is admitted to quotation on NYSE but has not been designated as an NMS security, the fair market value of a share of Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on such date or, if both bid and ask prices were not reported on such date, on the last date preceding such date on which both bid and ask prices were reported.

        (v)   "GAAP" means U.S. generally accepted accounting principles.

        (w)  "Option" means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof.

        (x)   "Other Share-Based Award" means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, including, but not limited to, unrestricted Shares, restricted share units, dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

        (y)   "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority provided for in Section 3 below, to receive grants of Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

        (z)   "Performance Goals" means performance goals based on one or more of the following criteria: (i) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items, (ii) book value per share (which may exclude nonrecurring items), tangible book value per share and/or growth thereof; (iii) levels of or changes in levels of pre-tax income, after-tax income, net income, net interest income, or fee income; (iv) earnings per share (basic or diluted), core earnings per share and/or growth thereof; (v) operating profit; (vi) revenue, revenue growth or rate of revenue growth; (vii) return measures, including one or more of return on assets (gross or net), return on tangible assets, cash return on assets, cash return on tangible assets, return on investment, return on capital, or return on equity, return on tangible equity, cash return on equity, cash return on tangible equity; (viii) operating expenses; (ix) share price, absolute and/or relative metrics of stock performance, dividends, and/or total capital returned to shareholders; (x) implementation or completion of critical projects or processes; (xi) cumulative earnings per share growth; (xii) levels of or changes in levels of net interest margin, operating margin or profit margin; (xiii) levels of or changes in levels of efficiency ratio or cash efficiency ratio; (xiv) cost targets, reductions and savings, productivity and efficiencies; (xv) levels of or trends in non-performing assets; (xvi) achieving or maintaining specified levels of GAAP and/or regulatory capital; (xvii) levels of or changes in levels of provision, provision rate, net charge-off, or net-charge-off ratio; (xviii) levels of or trends in specified financial statement line items or components thereof, including, but not limited to, cost of deposits, growth of deposits, cost of funds, loan growth, loan yields, or interest earnings asset yields; (xix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, regulatory matters, information technology, and goals relating to acquisitions, divestitures, joint ventures and/or similar transactions, and/or budget comparisons; (xx) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, and the completion of other corporate transactions; and (xxi) any combination of, or a specified increase in, any of the foregoing. Performance goals not specified herein may be used to the extent that an Award is not intended to comply with Section 162(m) of the Code. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or Affiliate thereof, or a division, strategic business unit or geographic unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided, that, to the extent permitted by Section 162(m) of the Code, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate thereof or the financial statements of the Company or any Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

        (aa) "Performance Shares" means Shares that are subject to restrictions that lapse upon the attainment of specified performance objectives and that are granted pursuant to Section 9 below.

        (bb) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

        (cc) "Restricted Shares" means Shares granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period or periods.

        (dd) "Retirement" means a termination of a Participant's employment, other than for Cause, on or after the attainment of age 65.

        (ee) "Shares" means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor security (pursuant to a merger, amalgamation, consolidation or other reorganization).

        (ff)  "Share Appreciation Right" means the right pursuant to an Award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

        (gg) "Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

        (hh) "Transfer" has the meaning set forth in Section 16.

Section 3.  Administration.

        (a)   The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3. The Plan is intended to comply with or be exempt from Section 409A of the Code, and shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to or exempt from Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code or the applicable exemption of Section 409A of the Code, including any applicable regulations or guidance issued by the Secretary of the United States Treasury Department and the Internal Revenue Service with respect thereto.

        (b)   Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

          (1)   to select those Eligible Recipients who shall be Participants;

          (2)   to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

          (3)   to determine the number of Shares to be covered by each Award granted hereunder;

          (4)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares or Deferred Shares and the conditions under which restrictions applicable to such Restricted Shares or Deferred Shares shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Award, (iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards), and, if the Administrator in its discretion determines to accelerate the vesting of Options and/or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Share Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control;

          (5)   to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Other Share-Based Awards or any combination of the foregoing granted hereunder;

          (6)   to determine the Fair Market Value;

          (7)   to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant's employment for purposes of Awards granted under the Plan;

          (8)   to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

          (9)   to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

        (c)   All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4.  Shares Reserved for Issuance Under the Plan.

        (a)   Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan is 4,000,000 Shares. From and after such time as the Plan is subject to 162(m) of the Code, the aggregate Awards granted during any single fiscal year to any individual who is likely to be a Covered Employee shall not exceed 1,000,000 Shares.

        (b)   Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered, settled in cash or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, settlement, termination or expiration, again be available for Awards under the Plan. The reserve of Shares shall not be reduced by any Awards granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or an Affiliate or with which the Company or Affiliate combines. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the Exercise Price of an Award (including Shares otherwise underlying an Award of a Share Appreciation Right that are retained by the Company to account for the grant price of such Share Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan.

Section 5.  Equitable Adjustments.

        In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Shares subject to outstanding Restricted Shares, Deferred Shares, Performance Shares or Other Share-Based Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated; provided, further, that no such adjustment shall cause any Award hereunder which is or could be subject to Section 409A of the Code to fail to comply with the requirements thereof. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment (if any) in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. The Administrator's determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.  Eligibility.

        The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7.  Options.

        (a)    General.    Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option. Notwithstanding the foregoing, except as otherwise determined by the Administrator, the prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. Each Option granted hereunder is intended to be a non-qualified Option and is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

        (b)    Exercise Price.    The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant.

        (c)    Option Term.    The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option's term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

        (d)    Exercisability.    Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established corporate performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

        (e)    Method of Exercise.    Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

        (f)    Rights as Shareholder.    A Participant shall have no rights to dividends or distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 15 hereof.

        (g)    Termination of Employment or Service.

          (1)   Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(g)(1) shall be extended to one (1) year after the date of such termination in the event of the Participant's death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

          (2)   Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of the Retirement, Disability, or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

          (3)   In the event of the termination of a Participant's employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

        (h)    Other Change in Employment Status.    An Option may be affected, in the sole discretion of the Administrator, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of an Participant.

Section 8.  Share Appreciation Rights.

        (a)    General.    Share Appreciation Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Option granted under the Plan ("Related Rights"). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Share Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of shares of Common Stock on the date of grant. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

        (b)    Awards; Rights as Shareholder.    The prospective recipient of a Share Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Share Appreciation Rights shall have no rights as shareholders of the Company with respect to the grant or exercise of such rights.

        (c)    Exercisability.

          (1)   Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

          (2)   Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

        (d)    Payment Upon Exercise.

          (1)   Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised, with the Administrator having the right to determine the form of payment.

          (2)   A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised, with the Administrator having the right to determine the form of payment. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

          (3)   Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

        (e)    Termination of Employment or Service.

          (1)   In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

          (2)   In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

        (f)    Term.

          (1)   The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

          (2)   The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

Section 9.  Restricted Shares, Deferred Shares and Performance Shares.

        (a)    General.    Restricted Shares, Deferred Shares or Performance Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares, Deferred Shares or Performance Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares, Deferred Shares or Performance Shares; the

period of time prior to which such shares become vested and free of restrictions on Transfer (the "Restricted Period"), if any, applicable to Restricted Shares, Deferred Shares or Performance Shares; the performance objectives (if any) applicable to Deferred Shares or Performance Shares; and all other conditions of the Restricted Shares, Deferred Shares and Performance Shares. If the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares, Deferred Shares or Performance Shares, in accordance with the terms of the grant. The provisions of the Restricted Shares, Deferred Shares or Performance Shares need not be the same with respect to each Participant.

        (b)    Restrictions and Conditions.    The Restricted Shares, Deferred Shares and Performance Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code, thereafter:

          (1)   The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination of employment or service as a director, independent contractor or consultant to the Company or any Affiliate thereof, or the Participant's death or Disability; provided, however, that the Administrator may not waive the attainment of Performance Goals in the case of any Award that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 13 hereof.

          (2)   Except as provided in Section 17 or in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares or Performance Shares during the Restricted Period. Except as provided in Section 17 or in the applicable Award Agreement, the Participant shall generally not have the rights of a shareholder with respect to Shares subject to Deferred Shares during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Deferred Shares shall be paid to the Participant as set forth in the Award Agreement, provided that the Participant is then providing services to the Company. Any dividends or dividend equivalents provided with respect to Restricted Shares, Deferred Shares, or Performance Shares that are subject to the attainment of specified performance goals will be subject to the same terms, conditions and risk of forfeiture as the underlying Awards. Certificates for Shares of unrestricted shares of Common Stock may, in the Company's sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, Deferred Shares or Performance Shares, except as the Administrator, in its sole discretion, shall otherwise determine.

          (3)   The rights of Participants granted Restricted Shares, Deferred Shares or Performance Shares upon termination of employment or service as a director, independent contractor, or consultant to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

Section 10.  Other Share-Based Awards.

        The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Any dividends or dividend equivalents provided with respect to Other Share-Based Awards that are subject to the attainment of specified performance goals will be subject to the same terms, conditions and risk of forfeiture as the underlying Awards. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

Section 11.  Performance-Based Awards.

        To the extent that the Plan is subject to Section 162(m) of the Code, no payment with respect to an Award made under Section 9 or 10 hereof which is intended to qualify as "performance-based compensation" (within the meaning of Section 162(m) of the Code) shall be made to a Participant that is likely to be a Covered Employee prior to the certification by the Committee that the applicable performance criteria based upon one or more Performance Goals have been attained. Such performance criteria shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) of the Code and the regulations thereunder. All provisions of such Awards that are intended to qualify as "performance-based compensation" (within the meaning of Section 162(m) of the Code) shall be construed in a manner to so comply.

Section 12.  Accelerated Vesting In Connection With a Change in Control.

        Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that a Change in Control occurs, then:

          (1)   any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

          (2)   the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved.

Section 13.  Amendment and Termination.

        The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company's shareholders for any amendment that would require such approval in order to satisfy the requirements of Section 162(m) of the Code, any rules of the stock exchange on which the Common Stock is traded or other applicable law, including, without limitation, repricing of stock options and option exchanges. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without his or her consent.

Section 14.  Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 15.  Withholding Taxes.

        Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal and/or state income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the minimum federal, state and local taxes required to be withheld and applied to the tax obligations. Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

Section 16.  Transfer of Awards.

        Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a "Transfer") by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant's guardian or legal representative.

Section 17.  Continued Employment.

        The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time. Awards are subject to any clawback policy adopted by the Company from time to time.

Section 18.  Effective Date.

        The Plan was adopted by the Board on April 8, 2014, and shall become effective on the date that it is approved by shareholders of the Company (the "Effective Date"). No Awards may be granted under the Plan prior to the time that the shareholders have approved the Plan. The approval or disapproval of the Plan by the shareholders of the Company shall have no effect on any other equity compensation plan, program or arrangement sponsored by the Company or any of its Affiliates.

Section 19.  Term of Plan.

        No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 20.  Section 409A of the Code.

        The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto or an exemption therefrom, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant's termination of employment or service with the Company will be made to such Participant until such Participant's termination of employment or service constitutes a "separation from service" within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided during the six (6) month period immediately following the Participant's termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant's separation from service (or upon the Participant's death, if earlier). In addition, each amount to be paid or benefit to be provided to the Participant, which constitutes deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 21.  Governing Law.

        The Plan shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law of such state.

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000209664_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Tere Blanca 02 Ambassador Sue M. Cobb 03 Eugene F. DeMark 04 Michael J. Dowling 05 John A. Kanas 06 Douglas J. Pauls 07 Rajinder P. Singh 08 Sanjiv Sobti, Ph.D. 09 A. Robert Towbin BANKUNITED, INC. ATTN: SUSAN WRIGHT GREENFIELD 14817 OAK LANE MIAMI LAKES, FL 33016 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To ratify the Audit and Risk Committee's appointment of KPMG LLP as the Company's independent registered public accounting firm. 3 To approve the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan. NOTE: To consider such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000209664_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statment and Annual Report on Form 10-K is/are available at www.proxyvote.com . BANKUNITED, INC. Annual Meeting of Stockholders May 14, 2014 10:00 A.M. Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) John Kanas and Rajinder Singh, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BankUnited, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M. Eastern Time on May 14, 2014, at the Orion Jet Center, 15000 NW 44th Avenue, Opa Locka, FL 33054, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side